UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12

Wheels Up Experience Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

Wheels Up Notice of Annual Meeting & Proxy Statement

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2026
To the Stockholders of Wheels Up Experience Inc.:
I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Wheels Up Experience Inc., a Delaware corporation (referred to herein as the “Company”, “Wheels Up”, “we”, “us” or “our”), which will be held online at www.virtualshareholdermeeting.com/UP2026, at 8:15 a.m., Eastern Time on Tuesday, June 9, 2026. You may submit questions and vote online during the virtual Annual Meeting.
The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement (“Proxy Statement”):
(1)
To elect each of the four Class II director nominees named in the Proxy Statement to serve until the 2029 annual meeting of stockholders or until the election and qualification of their respective successors (“Proposal No. 1”);

(2)	To provide a non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2025 (“Proposal No. 2”);
(3)
To ratify, on a non-binding, advisory basis, the appointment of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal No. 3”);

(4)
To approve an amendment (the “LTIP Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (as previously amended by each of Amendment No. 1 thereto and Amendment No. 2 thereto, the “A&R 2021 LTIP”), to increase the aggregate number of shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), available for awards made under the A&R 2021 LTIP and extend the termination date of such plan to March 31, 2036 (“Proposal No. 4”); and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Proxy Statement accompanying this Notice of Annual Meeting of Stockholders includes additional details on the foregoing proposals. Only stockholders who owned Common Stock of the Company at the close of the trading day on April 10, 2026 can vote at the Annual Meeting or any adjournments or postponements thereof.
Wheels Up’s Board of Directors recommends that you vote:
(1)
Proposal No. 1—“FOR” the election of each of the four Class II director nominees named in Proposal No. 1 of the Proxy Statement to serve until the 2029 annual meeting of stockholders or until the election and qualification of their respective successors;

(2)	Proposal No. 2—“FOR” the non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2025, as described in Proposal No. 2 of the Proxy Statement;
(3)
Proposal No. 3—“FOR” ratification, on a non-binding, advisory basis, of the appointment of GT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, as described in Proposal No. 3 of the Proxy Statement; and

(4)
Proposal No. 4—“FOR” approval of the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the A&R 2021 LTIP and extend the termination date of such plan to March 31, 2036, as described in Proposal No. 4 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and submit your proxy as soon as possible using one of the voting methods described under the caption titled “Information About the Proxy Process and Voting” in the Proxy Statement. If you receive more than one set of proxy materials or notices of internet availability because your shares are registered in different names or under different addresses, each proxy card or voting instruction card should be signed and submitted to ensure that all your shares will be voted. Any stockholder attending the Annual Meeting may vote online at the meeting, even if the stockholder has already returned a proxy card or voting instruction card. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy card or voting instruction card issued in your name from that record holder.
We appreciate your continued support of Wheels Up and look forward to receiving your proxy.
By Order of the Board of Directors

Adam Zirkin
Chairperson of the Board
April 24, 2026

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders i

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 9, 2026
The Board of Directors (the “Board” or “Board of Directors”) of Wheels Up Experience Inc. (referred to herein as the “Company”, “Wheels Up”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:15 a.m., Eastern Time on Tuesday, June 9, 2026. The Annual Meeting will be held entirely online. You can attend the virtual Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/UP2026.
This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote. The proxy card is how you authorize another person to vote your shares in accordance with your instructions.
Pursuant to U.S. Securities and Exchange Commission (the “SEC”) rules, we have provided access to this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Form 10-K”), over the internet in lieu of mailing printed copies. The related Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials online, and on how to request a printed copy of the Annual Meeting materials.
In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our Annual Meeting materials so that record holders can supply these materials to the beneficial owners of shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), as of the close of the trading day on April 10, 2026 (the “Record Date”). The 2025 Form 10-K is also available free of charge on our investor relations website at https://investors.wheelsup.com/financials/sec-filings.
The only outstanding voting securities of Wheels Up are shares of our Common Stock. There were 724,574,010 shares of Common Stock issued and outstanding (excluding any treasury stock) as of the close of the trading day on the Record Date, of which 591,214,182 shares of Common Stock (excluding any treasury stock and the Excess Shares (as defined herein)) are entitled to vote at the Annual Meeting. The holders of a majority in voting power of all shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, in each case participating via remote communication at the Annual Meeting, or 295,607,092 shares of Common Stock, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, then the chairperson of the Annual Meeting may adjourn the meeting, from time to time, to the same or some other place, date or time, until a quorum is in attendance. As described under the caption titled “Information about the Proxy Process and Voting—Impact of the Voting Limitations on Voting at the Annual Meeting” in this Proxy Statement, certain of our stockholders have agreed to the Voting Limitations (as defined herein) with respect to the shares of Common Stock that they beneficially own.
Unless otherwise noted, all amounts expressed as a number of shares of Common Stock in this Proxy Statement do not reflect the impact of the reverse stock split of the Common Stock announced by the Company on April 14, 2026 that is expected to become effective immediately after the close of trading on the New York Stock Exchange (“NYSE”) on April 24, 2026 (the “Reverse Stock Split”), because share amounts in this Proxy Statement are generally provided as of the Record Date, which occurred prior to the announcement and expected effectiveness of the Reverse Stock Split. Holders of record of shares of Common Stock as of the Record Date will be entitled to vote the number of shares of Common Stock they held as of the Record Date, regardless of the effectiveness of the Reverse Stock Split.
This Proxy Statement, the accompanying Notice of Annual Meeting, the related Notice of Internet Availability and proxy card or voting instruction form will be first mailed or made available for access on or about April 24, 2026, to all stockholders of record entitled to vote at the Annual Meeting. If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 8, 2026.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 1

Information About Wheels Up
Company Overview
Wheels Up is a leading global provider of on-demand private aviation with a large, diverse aircraft fleet and a network of safety-vetted charter operators, all committed to safety and service. Our offering is delivered through a mix of our membership program and charter solutions that strategically utilize our controlled aircraft fleet and charter operators to deliver a greater range of travel alternatives. In addition, our first-of-its-kind partnership with Delta Air Lines, Inc. (“Delta”) provides our members and customers with a seamless offering across both private and premium commercial travel.
Investor Rights Agreement
Wheels Up is a party to the Investment and Investor Rights Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, as further amended by Amendment No. 2 thereto, dated as of September 22, 2024, and as further amended by Amendment No. 3 thereto, dated as of September 21, 2025, collectively, the “Investor Rights Agreement”), with Delta, CK Wheels LLC (“CK Wheels”), Cox Investment Holdings LLC (“CIH” and, collectively with Delta and CK Wheels, the “Investors” and each, an “Investor”), and Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP, Whitebox GT Fund, LP (collectively, the “Whitebox Entities”) and Kore Fund Ltd. (collectively with the Whitebox Entities, the “Incremental Term Lenders” and, together with the Investors, the “Lenders”), which sets forth, among other things, the rights of the Investors to designate directors to serve on the Board. See the caption titled “Board Structure” under the heading “Proposal No. 1—Election of Directors” herein for more information and a list of directors serving on the Board pursuant to the Investor Rights Agreement and the caption titled “Information About the Proxy Process and Voting—Impact of the Voting Limitations on Voting at the Annual Meeting” below for more information about the Voting Limitations (as defined herein).
Pending Reverse Stock Split
Unless otherwise noted, all amounts expressed as a number of shares of Common Stock in this Proxy Statement do not reflect the impact of the Reverse Stock Split that is expected to become effective immediately after the close of trading on the NYSE on April 24, 2026, because share amounts in this Proxy Statement are generally provided as of the Record Date, which occurred prior to the announcement and expected effectiveness of the Reverse Stock Split. Holders of record of shares of Common Stock as of the Record Date will be entitled to vote the number of shares of Common Stock they held as of the Record Date, regardless of the effectiveness of the Reverse Stock Split.
Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the 2025 Form 10-K and the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

2 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
These Annual Meeting materials have been made available to you on the internet and/or a printed copy has been delivered to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. You are invited to attend the Annual Meeting to vote on the Proposals (as defined herein) described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares and may follow the instructions below to submit your proxy.
Who can vote at the Annual Meeting, and how do I vote or submit my proxy?
The only outstanding voting securities of Wheels Up are shares of our Common Stock. Only stockholders of record of Common Stock as of the close of the trading day on the Record Date will be entitled to vote at the Annual Meeting. There were 724,574,010 shares issued and outstanding (excluding any treasury stock) as of the close of the trading day on the Record Date, of which 591,214,182 shares of Common Stock (excluding any treasury stock and the Excess Shares (as defined herein)) are entitled to vote at the Annual Meeting.
If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 8, 2026.
Voting Protocol for Stockholder of Record: Shares Registered in Your Name
If, as of the Record Date, your shares were registered directly in your name with Continental Stock Transfer & Trust Company, the transfer agent for our Common Stock (the “Transfer Agent”), then you are a stockholder of record and may vote at the Annual Meeting or vote by proxy via telephone, internet or mail. Whether or not you plan to attend the Annual Meeting online, please vote as soon as possible to ensure your vote is counted. Even if you submit a proxy before the Annual Meeting, you may still attend and vote online at the Annual Meeting. In such case, your previously submitted proxy will be disregarded.
We encourage stockholders of record to vote their shares of Common Stock using one of the methods described below:
•
To vote by attending the Annual Meeting, log in to the Annual Meeting at www.virtualshareholdermeeting.com/UP2026 and cast your vote electronically during the Annual Meeting. To log in, you will need the unique 16-digit control number which appears on the related Notice of Internet Availability or the proxy card (printed in the box and marked by the arrow).

•	To vote by proxy over the internet, follow the instructions provided on the related Notice of Internet Availability.
•
To vote by proxy by mail, if you received a printed set of proxy materials, complete, sign and date the proxy card that accompanies this Proxy Statement, and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares in accordance with the proxy card.

•	To vote by proxy by telephone, follow the instructions on the related Notice of Internet Availability or the proxy card included in your printed proxy materials.
Voting Protocol for Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, as of the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name,” and these Annual Meeting materials were forwarded to you by your Broker along with a voting instruction card. The Broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner of the shares in your account, you have the right to direct your Broker on how to vote your shares by completing and, as instructed by your Broker, either mailing or otherwise returning the voting instruction card to your Broker to ensure that your vote is counted.
You are also invited to attend the Annual Meeting, but you may not vote your shares at the Annual Meeting unless you request, obtain and submit a valid proxy from your Broker prior to the Annual Meeting. If you wish to vote your shares at the Annual Meeting rather than submitting a voting instruction form to your Broker, follow the instructions provided by your Broker.
Impact of the Voting Limitations on Voting at the Annual Meeting
Pursuant to restrictions on voting imposed on stockholders who may be deemed not to be a “citizen of the United States” pursuant to 49 USC § 40102(a)(15)(C) (the “Citizenship Limitation”), and under each of Article X of the Company’s Amended and Restated Certificate of Incorporation, dated as of November 13, 2023 (the “Certificate of Incorporation”), and Article VIII of the Company’s Amended and Restated By-Laws, effective as of November 15, 2023 (“By-Laws” and, together with the Certificate of Incorporation, our “Organizational Documents”), if a person who is not a “citizen of the United States” at any time owns or controls more than 25% of the voting power of the outstanding capital stock of the Company entitled to vote (the “Permitted Percentage”), the voting rights of such shares of capital

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 3

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
stock in excess of the Permitted Percentage held by such persons (the “Excess Shares”) will be automatically suspended until such time all such persons that are not a “citizen of the United States” own, in the aggregate, less than the Permitted Percentage. In addition, the Excess Shares, including any shares of Common Stock that may not be voted as a result of the Voting Limitations, will not be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
Due to the Citizenship Limitation, certain of our stockholders that are parties to the Investor Rights Agreement have agreed to limit the number of shares of Common Stock they are entitled to vote at any meeting of the Company’s stockholders or for the purpose of consummating any consent solicitation (collectively, the “Voting Limitations”), as follows:
•
CK Wheels owned approximately 35.6% of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, it cannot vote more than 24.9%, less the Whitebox Non-U.S. Voting Percentage (as defined herein), if any, of the Company’s issued and outstanding shares of Common Stock at the Annual Meeting as a result of the Citizenship Limitation, and pursuant to the applicable provisions of our Organizational Documents and the Investor Rights Agreement. The additional shares of Common Stock owned in excess of 24.9%, less the Whitebox Non-U.S. Voting Percentage, if any, by CK Wheels will be considered Excess Shares, will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting and will not count for the purpose of determining whether a quorum is present at the Annual Meeting.

•
Each of Pandora Select Partners, L.P., Whitebox Multi-Strategy Partners, L.P. and Whitebox Relative Value Partners, L.P. (collectively, the “Whitebox Non-U.S. Entities”) owned approximately 0.1%, 1.8% and 1.1%, respectively, of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, such entities cannot vote more than 0.043%, 0.595% and 0.362% (collectively, the “Whitebox Non-U.S. Voting Percentage”), respectively, of the Company’s issued and outstanding shares of Common Stock at the Annual Meeting as a result of the Citizenship Limitation, and pursuant to the applicable provisions of our Organizational Documents and the Investor Rights Agreement. The additional shares of Common Stock owned in excess of the applicable Whitebox Non-U.S. Voting Percentage by the applicable Whitebox Non-U.S. Entity will be considered Excess Shares, will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting and will not count for the purpose of determining whether a quorum is present at the Annual Meeting.

•
Delta owned approximately 36.4% of the Company’s issued and outstanding shares of Common Stock as of the Record Date; however, by agreement with Delta, any shares of Common Stock in excess of 29.9% of the shares of Common Stock entitled to vote at the Annual Meeting that are held by Delta will be neutral shares with respect to voting rights, voted in proportion to all other votes cast (“For”, “Against” or “Abstain”) at the Annual Meeting other than by Delta.

As of the Record Date and after applying the Voting Limitations (as defined herein), the parties to the Investor Rights Agreement collectively were entitled to vote approximately 86.7% of the total shares of Common Stock entitled to vote at the Annual Meeting (of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at the Annual Meeting that are held by Delta will be neutral shares with respect to voting rights). The shares of Common Stock held by the parties to the Investor Rights Agreement are expected to be voted on the Proposals (as defined herein) to the extent their voting rights are not otherwise limited as described in this Proxy Statement. Although there is no voting agreement in place as among any of the parties to the Investor Rights Agreement, we expect them to vote in favor of all Proposals (as defined herein) at the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:
•
Proposal No. 1—To elect each of the four Class II director nominees named in this Proxy Statement to serve until the 2029 annual meeting of stockholders or until the election and qualification of their respective successors (“Proposal No. 1”);

•
Proposal No. 2—To provide a non-binding, advisory vote to approve named executive officer (“named executive officer” or “NEO”) compensation for the fiscal year ended December 31, 2025 (the “Say-on-Pay Vote” or “Proposal No. 2”);

•
Proposal No. 3—To ratify, on a non-binding, advisory basis, the appointment of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal No. 3”); and

4 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
•
Proposal No. 4—To approve an amendment (the “LTIP Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (as previously amended by each of Amendment No. 1 thereto and Amendment No. 2 thereto, the “A&R 2021 LTIP”), to increase the aggregate number of shares of Common Stock available for awards made under the A&R 2021 LTIP and extend the termination date of such plan to March 31, 2036 (“Proposal No. 4” and, collectively with the foregoing proposals, the “Proposals”).

For Proposal No. 1, you may either vote “For” the election each of the nominees to the Board of Directors or you may “Withhold” your vote. For Proposal Nos. 2 through 4 you may vote “For” or “Against” or “Abstain” with respect to each Proposal.
How many votes do I have?
On each matter to be voted on at the Annual Meeting, you have one vote for each share of Common Stock that you beneficially own and are entitled to vote as of the Record Date. Please note that by casting your vote by proxy you are authorizing George Mattson, our Chief Executive Officer, and Matthew Knopf, our Chief Legal Officer, or either of them, as the individuals listed on the proxy card, to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
Unless otherwise noted, all amounts expressed as a number of shares of Common Stock in this Proxy Statement do not reflect the impact of the Reverse Stock Split, because share amounts in this Proxy Statement are provided as of the Record Date, which occurred prior to the announcement and expected effectiveness of the Reverse Stock Split. Holders of record of shares of Common Stock as of the Record Date will be entitled to vote the number of shares of Common Stock they held as of the Record Date, regardless of the effectiveness of the Reverse Stock Split.
Who counts the votes?
Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed proxy card is returned directly to the Inspector of Election for tabulation. If you hold your shares through a Broker, your Broker returns one proxy card to the Inspector of Election on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all Proposals. In addition, the Inspector of Election will count: (i) with respect to Proposal No. 1, the number of “Withheld” votes and broker non-votes; (ii) with respect to Proposal Nos. 2 and 4, the number of “Against” votes, broker non-votes and abstentions; and (iii) with respect to Proposal No. 3, the number of “Against” votes and abstentions (but excluding broker non-votes since such matter is “routine”).
If your shares are held by your Broker as your nominee (that is, in “street name”), you must obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your Broker to vote your shares. If you do not give instructions to your Broker, your Broker can vote your shares with respect to “routine” items (i.e., Proposal No. 3), but not with respect to “non-routine” items (i.e., Proposal Nos. 1, 2 and 4). See the captions titled “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ or ‘non-routine’?” below for more information.
“Withhold” votes, abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting. “Withhold” votes and broker non-votes will have no effect on the outcome of the election of each of the four Class II directors in Proposal No. 1. For Proposal Nos. 2 and 4, which are considered “non-routine” matters, abstentions and broker non-votes will not count as votes cast and will have no effect on the voting outcomes. For Proposal No. 3, which is a “routine” matter, abstentions will not count as votes cast and will have no effect on the voting outcome. Since Proposal No. 3 is “routine,” broker non-votes will not exist for that Proposal. See the caption titled “How many votes are needed to approve the proposals?” below for additional information.
Any Excess Shares will not be counted as issued and outstanding for purposes of counting votes at the Annual Meeting. In addition, Excess Shares will not count for the purpose of determining whether a quorum is present at the Annual Meeting.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 5

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give voting instructions on matters deemed “non-routine” (i.e., Proposal Nos. 1, 2 and 4) to the Broker holding the shares. Generally, if shares are held in “street name,” the beneficial owner of the shares can give voting instructions to the Broker holding the shares. But if the beneficial owner does not provide voting instructions to the Broker holding the shares, the Broker can still vote the shares on “routine" matters, such as Proposal No. 3, but not on “non-routine” matters. If a Broker or other record holder of Common Stock entitled to vote indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes for that proposal.
Proposal Nos. 1, 2 and 4 are considered “non-routine” and a Broker is not entitled to vote on non-routine matters without instruction from the beneficial owner. If you do not instruct your Broker how to vote your shares on Proposal Nos. 1, 2 and 4, such failure to vote will have no effect on the outcome of the applicable Proposal. If you own shares through a nominee, such as a Broker, you must instruct your nominee how to vote if you want your vote to be counted on each of the Proposals.
Which ballot measures are considered “routine” or “non-routine”?
Proposal No. 3 is considered “routine” under applicable rules and a Broker may generally vote on “routine” matters. Therefore, no broker non-votes will exist in connection with Proposal No. 3.
Each of Proposal Nos. 1, 2 and 4 is considered “non-routine” under applicable rules and a Broker cannot vote without instructions on “non-routine” matters. Therefore, there may be broker non-votes on Proposal Nos. 1, 2 and 4.
How many votes are needed to approve each Proposal?
The vote required to approve and the Board’s recommendation with respect to each Proposal are described in the table below.

Proposal	Board’s Recommendation	Vote Required to Approve	Effect of Abstentions or Failing to Vote	Effect of Broker Non-Votes

Proposal No. 1—To elect each of the four Class II
director nominees named in this Proxy Statement to serve until the 2029 annual meeting of stockholders or until the election and qualification of their respective successors.
	FOR each nominee	Plurality of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None
Proposal No. 2—The Say-on-Pay Vote.	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon(1)	None	None
Proposal No. 3—To ratify, on a non-binding, advisory basis, the appointment of GT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	Not applicable; proposal is a “routine” matter on which brokers may vote

Proposal No. 4—To approve the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the A&R 2021 LTIP and extend the termination date of such plan to March 31, 2036.
	FOR	Majority of votes cast by stockholders present or represented by proxy and entitled to vote thereon	None	None

(1)
The Board and Compensation Committee of the Board (the “Compensation Committee”) will consider the outcome of the Say-on-Pay Vote when making future NEO compensation decisions, but it will not be binding on the Company, the Board or the Compensation Committee.

6 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
What if I return a proxy card or vote by proxy over the internet, but do not make specific choices?
If (i) we receive your signed and dated proxy card, but the proxy card does not specify how your shares of Common Stock are to be voted, or (ii) you vote by proxy over the internet, but do not mark the boxes showing how you wish to vote on a particular proposal at the Annual Meeting, then your shares will be voted as follows at the Annual Meeting:
•
Proposal No. 1—“FOR” the election of each of the four Class II director nominees named in this Proxy Statement to serve until the 2029 annual meeting of stockholders or until the election and qualification of their respective successors;

•	Proposal No. 2—“FOR” the Say-on-Pay Vote;
•
Proposal No. 3—“FOR” ratification, on a non-binding, advisory basis, of the appointment of GT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•
Proposal No. 4—“FOR” approval of the LTIP Amendment to increase the aggregate number of shares of Common Stock available for awards made under the A&R 2021 LTIP and extend the termination date of such plan to March 31, 2036.

If any other matter is properly presented at the Annual Meeting, George Mattson, our Chief Executive Officer, and Matthew Knopf, our Chief Legal Officer, or either of them, as the individuals named on your proxy card who are designated as a proxy for the Annual Meeting, will vote your shares in their discretion.
If you wish to vote by proxy, your votes must be received by 11:59 p.m., Eastern Time on June 8, 2026.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. To vote all the shares of Common Stock that you own, you must either (i) sign and return all the proxy cards or (ii) follow the instructions for any alternative voting procedure on each of the proxy cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares of Common Stock, you may revoke your proxy by taking any one of the following actions:
•	submitting another properly completed proxy card with a later date, so long as such later proxy card is submitted prior to the deadline identified on the proxy card;
•	sending a written notice prior to the Annual Meeting that you are revoking your proxy to the Secretary of the Company at our headquarters located at 2135 American Way, Chamblee, Georgia 30341; or
•
attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/UP2026. You must affirmatively vote online at the Annual Meeting to revoke your proxy; attendance at the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by them.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote at such meeting as of the Record Date are present in attendance online or represented by proxy at the Annual Meeting. As of the Record Date, there were 591,214,182 shares of Common Stock issued and outstanding (excluding any treasury stock and the Excess Shares) and entitled to vote at the Annual Meeting. Accordingly, at least 295,607,092 shares of Common Stock entitled to vote must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 7

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
Your shares will be counted toward the quorum only if you submit a valid proxy received by 11:59 p.m., Eastern Time on June 8, 2026 or vote online at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting may adjourn the Annual Meeting to another time or place.
Pursuant to the Citizenship Limitation and the applicable provisions of our Organizational Documents, if a person who is not a “citizen of the United States” at any time owns or controls more than the Permitted Percentage, the voting rights of the Excess Shares will be automatically suspended until such time any such persons that are not a “citizen of the United States” own, in the aggregate, less than the Permitted Percentage. Accordingly, any Excess Shares, including any Excess Shares owned by CK Wheels and the Whitebox Non-U.S. Entities, will not be counted as issued and outstanding for purposes of counting votes and will not count for purposes of determining whether a quorum is present at the Annual Meeting.
How do I attend the Annual Meeting?
To attend the Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/UP2026 using the 16-digit control number on the proxy card or voting instruction form. The webcast of the Annual Meeting will begin promptly at 8:15 a.m., Eastern Time on Tuesday, June 9, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:00 a.m., Eastern Time on the meeting date, and you should allow reasonable time for the check-in procedures.
Can I submit questions prior to or at the Annual Meeting?
You can only submit questions at the Annual Meeting by accessing the online portal at www.virtualshareholdermeeting.com/UP2026 and submitting questions electronically. To demonstrate proof of stock ownership and access the portion of the online portal that permits the submission of questions, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote online at the Annual Meeting.
We may answer appropriate questions submitted during the Annual Meeting that are pertinent to the Company and the items to be voted on at the Annual Meeting, as time permits. Questions and answers will be grouped by topic, and related questions will be answered only once. Please review the Rules of Conduct for the Annual Meeting that will be available in the online portal for the Annual Meeting for more information about submitting questions for or at the Annual Meeting. The Company will not accept questions prior to the Annual Meeting.
Will technical assistance be provided before and during the Annual Meeting?
Yes. A support team will be available to assist stockholders with technical difficulties beginning 15 minutes prior to the start of and during the Annual Meeting. Please call the technical support number that will be posted on the log-in page of the online portal for the Annual Meeting if you encounter any difficulties accessing the virtual meeting during the check-in or meeting time.
Who is paying for this proxy solicitation?
Wheels Up will pay for the entire cost of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. As of the date of this Proxy Statement, we have not retained outside consultants to solicit proxies on our behalf in connection with the Annual Meeting, but we may in the future appoint such consultants in our discretion. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
How can I find out the voting results from the Annual Meeting?
The Company intends to file a Current Report on Form 8-K within four business days after the Annual Meeting to announce voting results from the Annual Meeting. If we report preliminary voting results because final voting results are unavailable at the time of announcement, we will file an amended Current Report on Form 8-K within four business days of the day the final results are made available to the Company.

8 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The Board is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors on the Board. At each annual meeting of stockholders, the directors or the successors to directors whose terms will then expire will be reelected or elected, as applicable, for a term ending at the third subsequent annual meeting of stockholders.
After serving as a dedicated Board member for two consecutive three-year terms since Wheels Up became a publicly traded company, Timothy Armstrong has decided not to stand for reelection to the Board. We sincerely thank Mr. Armstrong for his many years of service to the Board, the Company and its stockholders.
We are pleased to present a new director nominee, Roger Farah, for consideration by our stockholders at the Annual Meeting to succeed Mr. Armstrong as an independent director and a Class II director. Mr. Farah was recommended to the Nominating and ESG Committee of the Board (“NESG Committee”) by certain non-management directors and a third-party search firm. Accordingly, the Board and NESG Committee have nominated each of Andrew Davis, Roger Farah, George Mattson and Gregory Summe to serve as Class II directors for reelection or election, as applicable, to the Board. Messrs. Davis, Mattson and Summe currently serve on the Board. If reelected or elected, as applicable, by our stockholders at the Annual Meeting, each of Messrs. Davis, Farah, Mattson and Summe will hold office from the date of their election by our stockholders until the 2029 annual meeting of stockholders or until the election and qualification of their respective successors, subject to their earlier resignation, removal or death.
As of the date of this Proxy Statement, the Board consisted of 12 seated directors, divided into the following three classes as set forth in the table below. Biographical information about our directors is included beginning on the pages that immediately follow this Proposal No. 1. If Mr. Farah is elected to the Board at the Annual Meeting, it is expected that he will replace Mr. Armstrong on the Board committees on which Mr. Armstrong currently serves.

Name	Age	Audit Committee	Compensation Committee	NESG Committee	Safety & Security Committee
Class I Directors whose terms expire at the 2028 Annual Meeting of Stockholders:
Adam Zirkin(1)	46		C		✔
Dwight James	52
Thomas Klein	63			C
Erik Snell	49
Class II Directors whose terms expire at, and certain of whom are standing for reelection at, the Annual Meeting:
Timothy Armstrong(2)	55	✔		✔
Andrew Davis	48	C
George Mattson(3)	60
Gregory Summe	69	✔	✔
Class III Directors whose terms expire at the 2027 Annual Meeting of Stockholders:
Alain Bellemare	64				✔
Adam Cantor	41			✔
Zachary Lazar	35		✔
Lee Moak	69	✔			C

“C” denotes committee chairperson. “✔” denotes committee member.
(1)	Chairperson of the Board
(2)
Mr. Armstrong will not stand for reelection at the Annual Meeting. The Board has nominated Mr. Farah for election to the Board at the Annual Meeting, to succeed Mr. Armstrong as an independent director and Class II director.

(3)	Chief Executive Officer of the Company
Board Structure
Pursuant to the Investor Rights Agreement, the Company and each Investor agreed that, as of September 20, 2023, each will use its best efforts to cause the Board to be comprised of 12 directors, including certain Investor designees. Each Investor will continue to have the right (as to itself only) to designate directors to the Board, subject to the minimum ownership requirements described in Section 6.01 of the Investor Rights Agreement. In addition, each Investor has the exclusive right to remove its nominees from the Board and designate directors for election or appointment, as applicable, to the Board to fill any vacancies for its respective director designees.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 9

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
As of the date of this Proxy Statement, the directors serving on the Board pursuant to the terms of the Investor Rights Agreement are as follows:
•	Delta designees: Messrs. Bellemare, James, Moak and Snell;
•	CK Wheels designees: Messrs. Cantor, Klein, Lazar and Zirkin;
•	CIH designee: Mr. Davis;
•	Mr. Armstrong, as an independent director; and
•	Mr. Mattson, the Company’s Chief Executive Officer.
In addition, Mr. Summe serves on the Board as an independent director and Mr. Farah has been nominated for election to the Board at the Annual Meeting to succeed Mr. Armstrong, who has decided not to stand for reelection to the Board, as an independent director. The shares of Common Stock held by the Investors that have the right to designate directors pursuant to the Investor Rights Agreement are expected to be voted on the Proposals to the extent their voting rights are not subject to the Voting Limitations, as described in this Proxy Statement. Although there is no voting agreement in place among the Investors that have the right to designate directors pursuant to the Investor Rights Agreement, we expect them to vote in favor of this Proposal No. 1 to reelect or elect, as applicable, each of Messrs. Davis, Farah, Mattson and Summe as Class II directors.
Unless the Board determines that vacancies, including vacancies created by increases in the number of directors, will be filled by our stockholders or pursuant to the Investor Rights Agreement, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy, including a vacancy created by an increase in the number of directors, will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until their successor has been elected and qualified.
Vote Required
Each of Messrs. Davis, Farah, Mattson and Summe will be elected by a plurality of the votes cast at the Annual Meeting. Shares of Common Stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the four Class II director nominees named above. Any abstentions or broker non-votes, or failing to vote by ballot at the Annual Meeting or by proxy, will not have any effect on the outcome of Proposal No. 1, so long as at least one vote is cast for each director nominee.
If any director nominee should be unavailable for election, such shares of Common Stock will be voted for the election of such substitute nominee as the Board may propose. As of the date of this Proxy Statement, each of Messrs. Davis, Farah, Mattson and Summe have agreed to serve if elected, and management has no reason to believe that they will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED DIRECTOR NOMINEE.

10 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting, if elected, is below. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2029 Annual Meeting of Stockholders
Andrew Davis. Mr. Davis, age 48, has served as a member of the Board since September 2023 and has been designated by CIH to serve on the Board pursuant to the Investor Rights Agreement. Mr. Davis currently serves as Senior Vice President of Strategy and Investments for Cox Enterprises, Inc. (“CEI”), a role he has held since April 2022. He oversees corporate strategy, large minority investments, and venture capital. Prior to joining CEI, Mr. Davis spent nearly 12 years with T. Rowe Price in the U.S. Equity Division from July 2010 to February 2022. His responsibilities included analysis and management of the firm’s public company investments in the North American transportation industry, including aviation. From 2019 until his departure in 2022, he was responsible for management of sourcing, due diligence, ongoing analysis and external relationships for T. Rowe Price’s private growth equity investments. Prior to his career as an investor, he spent seven years at Deloitte & Touche LLP from June 2002 to September 2008, where he was a manager in the business valuation services group. Mr. Davis has served on the board of Old Dominion Freight Line, Inc. since May 2023. Mr. Davis earned his Bachelor’s degree in Business Administration, finance from Berry College and an MBA from The University of Chicago Booth School of Business.
Roger Farah. Mr. Farah, age 73, has been nominated to stand for election to the Board at the Annual Meeting. Mr. Farah has over 40 years of high-level leadership experience in luxury retail, including in his roles as the former Chairman of the Board and a director of Tiffany & Co. from October 2017 to January 2021, Executive Director of Tory Burch LLC (“Tory Burch”) from March 2017 to September 2017, Co-Chief Executive Officer and director of Tory Burch from September 2014 to February 2017, Executive Vice Chairman of Ralph Lauren Corporation (NYSE: RL) (“Ralph Lauren”) from November 2013 to May 2014, President and Chief Operating Officer of Ralph Lauren from April 2000 to October 2013, and a director of Ralph Lauren from April 2000 to August 2014. In addition, Mr. Farah previously held director and/or executive positions with Venator Group, Inc. (now Foot Locker, Inc.), R.H. Macy & Co., Inc., Federated Merchandising Services, the central buying and product development arm of Federated Department Stores, Inc., Rich’s/Goldsmith’s Department Stores, and Saks Fifth Avenue, Inc. He currently serves as a director of CVS Health Corporation (NYSE: CVS) (“CVS Health”), where he formerly served as Executive Chair of the Board from October 2024 to December 2025 and Independent Chair of the Board from May 2022 to October 2024. Mr. Farah was formerly a member of the board of directors of Aetna Inc. (“Aetna”) from 2007 until the closing of Aetna’s merger with CVS Health in November 2018, when he became a director of CVS Health. He has also served on the board of directors of The Progressive Corporation (NYSE: PGR) since 2008 and was formerly a director of Metro Bank PLC (LON: MTRO) until March 2020. Mr. Farah earned a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania. We believe Mr. Farah is well qualified to serve on the Board due to his extensive experience building and scaling premium brands, which the Board believes will benefit the Company’s premium private aviation solutions platform.
George Mattson. Mr. Mattson, age 60, has served as the Company’s Chief Executive Officer since October 2023 and as a member of the Board since September 2023 pursuant to the Investor Rights Agreement. He joined Wheels Up following almost 20 years as an investment banker at Goldman Sachs Group Inc. (“Goldman Sachs”) and subsequently, as a private investor and dedicated corporate board member, including at Delta (NYSE: DAL) from 2012 to 2023 and Air France-KLM S.A. (PAR: AF) (“Air France-KLM”) from 2017 until 2021. Mr. Mattson began his career at International Business Machines Corporation (“IBM”) and held various sales and marketing roles from 1987 to 1993. In 1994, he joined Goldman Sachs and was most recently a partner and the co-head of the Global Industrials Group in Investment Banking until 2012. From 2012 until joining Wheels Up, Mr. Mattson was a private investor and served as President of Star Mountain Capital, a specialized private investment firm, for a brief period in 2023 before joining Wheels Up. Mr. Mattson has served on the board of directors of Xos, Inc. (NASDAQ: XOS) (“Xos”) since 2021. In addition to formerly serving on the boards of directors of Delta and Air France-KLM, he served as a director for Virgin Galactic Holdings, Inc. (NYSE: SPCE) from 2019 to 2023, Virgin Orbit Holdings, Inc. from 2021 to 2023, NextGen Acquisition Corp II in 2021, and NextGen Acquisition Corp from 2020 to 2021. Mr. Mattson holds a Bachelor of Science degree in Electrical Engineering from Duke University and MBA from the Wharton School of the University of Pennsylvania.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 11

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Gregory Summe. Mr. Summe, age 69, has served as a member of the Board since August 2024. He currently serves as the Managing Partner of Glen Capital Partners LLC, an investment fund, a role which he has held since 2014. He has also served as a Senior Advisor to Star Mountain Capital, a specialized private investment firm, since 2023. Previously, Mr. Summe was the Managing Director and Vice Chairman of Global Buyout at The Carlyle Group (“Carlyle”), a leading global private equity firm, from 2009 to 2014. At Carlyle, he was a member of the firm’s Operating Committee and responsible for the Buyout Funds in Financial Services, Infrastructure, Japan, the Middle East and Africa. Prior to joining Carlyle, he was the Chair and Chief Executive Officer of PerkinElmer Inc. (“PerkinElmer”), a global leader in health sciences, from 1998 to 2009. He also served as a senior advisor to Goldman Sachs Capital Partners from 2008 to 2009. Prior to joining PerkinElmer, Mr. Summe held various leadership roles, including as President of General Aviation Avionics, President of the Aerospace Engines Group and President of the Automotive Products Group of AlliedSignal, now Honeywell International Inc., General Manager of Commercial Motors at General Electric Company (“GE”), and Partner with the global consulting firm McKinsey & Company, Inc. Mr. Summe has served on the Board of Directors of NXP Semiconductors NV (NASDAQ: NXPI) since 2015, where he is currently the Chairman of the Compensation Committee, Avantor Inc. (NYSE: AVTR) since 2020, where he is currently the Chairman of the Board and of the Nomination & Governance Committee, and Grail, Inc. (NASDAQ: GRAL) since 2024, where he is currently the Chairman of the Board and Chairman of the Nominating and Governance Committee. He previously served on the Boards of Directors of State Street Corporation (NYSE: STT) from 2001 to 2025, NextGen Acquisition Corp. I and NextGen Acquisition Corp. II from 2020 to 2021, and Virgin Orbit Holdings Inc. from 2021 to 2023. Mr. Summe was previously the Chairman of Freescale Semiconductor, Inc., the Chairman of Euromax International, and a director of Automatic Data Processing, Inc. (NASDAQ: ADP), Biomet Inc., LMI Aerospace, Inc., TRW Corp., and Veyance Technologies, Inc. Mr. Summe received his Bachelor of Science and Master of Science degree in Electrical Engineering from the University of Kentucky and the University of Cincinnati, respectively, and a Master of Business Administration with distinction from the Wharton School at the University of Pennsylvania. He is also in the University of Kentucky’s Hall of Distinction. We believe Mr. Summe is well qualified to serve on the Board due his decades of experience as a corporate director, public company chief executive officer and investor, which inform the valuable strategic, aviation and governance insights he provides to the Company and Board.
Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Alain Bellemare. Mr. Bellemare, age 64, has served as a member of the Board since September 2023 and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement. Mr. Bellemare has served as President – International of Delta since January 2021, leading its portfolio of international investments and working closely with Delta’s partners, and as Chairman of Delta TechOps since March 2026. Prior to joining Delta, Mr. Bellemare served as President and Chief Executive Officer of Bombardier Inc. (“Bombardier”), a global aerospace and rail transportation company, from 2015 to 2020. During his time at Bombardier, he led the company through an extensive transformation that included the certification of the C Series, now known as the Airbus A220, and the Global 7500 business jet. Before joining Bombardier, Mr. Bellemare spent 18 years with United Technologies Corporation, most recently serving as President and Chief Executive Officer of UTC Propulsion & Aerospace Systems from 2011 to 2015, and also previously served as a senior advisor with the Carlyle Group regarding the aerospace, defense and government sectors. Mr. Bellemare has served on the Board of Air France-KLM SA (PAR: AF) and on the Board of Virgin Atlantic Ltd, a privately held company, since 2021. Mr. Bellemare earned his bachelor’s degree in mechanical engineering from the University of Sherbrooke and an MBA from McGill University.
Adam Cantor. Mr. Cantor, age 41, has served as a member of the Board since September 2023 and has been designated by CK Wheels to serve on the Board pursuant to the Investor Rights Agreement. Mr. Cantor currently serves as a Partner and Senior Credit Analyst at Knighthead Capital Management, LLC (“Knighthead”), and has been at Knighthead since 2017. Mr. Cantor focuses on investments in various industries, including aviation and travel and leisure. Prior to joining Knighthead, he was an Investment Analyst for Davidson Kempner Capital Management from 2007 to 2016, and an Analyst for Lazard Freres focusing on real estate mergers and acquisitions from 2006 to 2007. He currently serves on the Board of Directors of two privately held companies: Million Air Holdings LLC (“MAH”) since 2022 and Bowhunter Holdings LLC since 2023. Mr. Cantor earned his bachelor’s degree in neuroscience from Brown University.
Zachary Lazar. Mr. Lazar, age 35, has served as a member of the Board since September 2023 and has been designated by CK Wheels to serve on the Board pursuant to the Investor Rights Agreement. Mr. Lazar currently serves as a Managing Director at Certares Management LLC (“Certares”), having joined the company in April 2016. He previously worked at TMG Partners LP as an analyst from June 2014 to April 2016. Prior to TMG Partners LP, Mr. Lazar worked at Credit Suisse as an investment banking analyst from July 2013 to June 2014, where he focused on mergers and acquisitions, and debt and equity financings in the technology, media, entertainment, and telecommunications sectors. Mr. Lazar has served on the Board of Directors of each of MysticInvest Holding S.A. and Guardian Alarm Company since 2024, and MAH since 2021. Mr. Lazar earned his bachelor’s degree in history from the University of Pennsylvania.

12 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Lee Moak. Mr. Moak, age 69, has served as a member of the Board since September 2023 and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement. Mr. Moak currently serves as Chief Executive Officer of Intrepid LLC, a business consulting firm he co-founded in January 2015. Previously, Mr. Moak was a Boeing 767 Captain at Delta, for whom he served as a pilot from 1988 until 2014, and was President and Chief Operating Officer of the Air Line Pilots Association from 2010 until 2014. He began his career by attending the United States Marine Corps Officer Candidate School in 1977, and later became a Marine Corps and Navy fighter pilot, retiring from military service in 2001 after holding the ranks of Captain in the United States Marine Corps and Commander in the United States Navy. He served as a member of the United States Postal Service (“USPS”) Board of Governors from June 2020 to December 2023, where he chaired the USPS Board of Governors’ Compensation and Governance Committee and served on the Audit and Finance Committee. Mr. Moak has also served on the Board of Directors of Grupo Aeroméxico S.A.B. de C.V. (NYSE: AERO) since March 2022 and the Board of Directors of Reliable Robotics Corporation since April 2023. He also served on the AFL-CIO Executive Council and Financial Oversight Committee for the AFL-CIO Transportation Trades Department, had a seat on the U.S. Federal Aviation Administration (“FAA”) NextGen Advisory Committee, and was a member of the FAA Management Advisory Council on management, policy, spending and regulatory matters. Mr. Moak earned his bachelor’s degree from the University of West Florida.
Class I Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
Adam Zirkin (Chairperson of the Board). Mr. Zirkin, age 46, has served as Chairperson of the Board since September 2023 and has been designated by CK Wheels to serve on the Board pursuant to the Investor Rights Agreement. Mr. Zirkin is a Partner and Senior Credit Analyst at Knighthead, where he has worked since 2012, and focuses largely on investments in the travel and transportation industries. Prior to joining Knighthead, he was Vice President and Director of Investments at Harbinger Capital Partners, LP (“Harbinger”), where he was responsible for investments in the energy, chemicals, transportation, and packaging sectors. Prior to joining Harbinger in 2007, he was Head of Research at Libertas Partners, a boutique broker-dealer focused on distressed and special situations debt and equity. Mr. Zirkin began his career at RBC Capital Markets in 2001, where he worked as an analyst and salesperson in the firm’s High Yield group, covering the transportation, telecommunications, and media sectors. Mr. Zirkin serves on the Board of Impact Laboratories Corporation, a subsidiary of My Green Lab, and The Dror for the Wounded Foundation. Mr. Zirkin earned his Bachelor of Arts degree in Biochemistry from Brandeis University, where he also studied philosophy.
Dwight James. Mr. James, age 52, has served as a member of the Board since February 2022 and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement. Mr. James has served as Senior Vice President—Customer Engagement & Loyalty for Delta, and Chief Executive Officer of Delta Vacations, where he is responsible for the airline’s SkyMiles® loyalty program, Delta Sky Clubs and industry-leading partnerships, since November 2020. As Chief Executive Officer of Delta Vacations, Mr. James leads the Delta subsidiary that specializes in curated vacation packages and experiences. Since November 2009, he has held several senior executive roles at Delta, which include SVP—Pricing and Revenue Management, where he oversaw the development, planning and execution of revenue generation strategies, product strategy, and commercial delivery for Delta, as well as commercial systems development and corporate revenue forecasting. Mr. James also served as Delta’s SVP—International Pricing and Revenue Management, in which he was responsible for the company’s international revenue and profit performance. Mr. James also served as Delta’s Chief Economist and Revenue Forecaster after beginning his career at Delta as an executive in the Corporate Strategy group. Prior to joining Delta, Mr. James was a Managing Partner with James-Lewis, a management consulting and principal investment firm, and spent several years with The Home Depot, Inc. (“Home Depot”) in various roles, including Corporate Strategy, Finance-Mergers & Acquisitions and as a senior commercial executive within a Home Depot national subsidiary. Mr. James serves on the Advisory Board Council of Cool Girls, Inc., and previously served on the Board of Directors of Boys & Girls Club of Metro Atlanta. Mr. James also serves on the Board of Directors of Floor & Décor Holdings, Inc. (NYSE: FND), a leading multi-channel specialty retailer of hard surface flooring and related accessories. Mr. James earned his Bachelor of Arts degree in Business Administration from Morehouse College and MBA from Duke University—The Fuqua School of Business.
Thomas Klein. Mr. Klein, age 63, has served as a member of the Board since March 2024 and has been designated by CK Wheels to serve on the Board pursuant to the Investor Rights Agreement. Mr. Klein currently serves as Senior Managing Director of Certares, a role which he has held since September 2018. Prior to joining Certares, Mr. Klein was Chief Executive Officer and President of Sabre Corporation (NASDAQ: SABR) (“Sabre”), the parent company of Travelocity.com, from August 2013 until June 2016, and previously held various executive positions at Sabre, including as President, Executive Vice President and both domestic and international Senior Vice President. Mr. Klein led the initial public offering of Sabre in 2014. Prior to joining Sabre, he held various management positions at American Airlines and Consolidated Freightways, and has spent 29 years as an operator in the travel sector. Mr. Klein was also appointed by the U.S. Secretary of Commerce to serve on the Board of Directors of Brand USA in 2010 and continued his service, including as Chairman, until 2017. He also served on President Barack Obama’s President’s Advisory Council on Doing Business in

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 13

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Africa. Mr. Klein has served on the Board of Directors of Avia Solutions Group (ASG) PLC, a privately held company, since December 2021. He previously served on the Boards of Directors of Cedar Fair, L.P. (NYSE: FUN) from January 2012 to April 2019, Playa Hotels & Resorts N.V. (NASDAQ: PLYA) from March 2017 to March 2020, Nirvana Travel & Tourism L.L.C. from July 2019 to December 2021, and Global Blue Group Holding AG (NYSE: GB) from June 2022 to July 2025. Mr. Klein received his Bachelor of Science degree in Business Administration from Villanova University, where he formerly served on the Board of Trustees.
Erik Snell. Mr. Snell, age 49, has served as a member of the Board since April 2026 and has been designated by Delta to serve on the Board pursuant to the Investor Rights Agreement. He previously served as a member of the Board as a Delta designee from July 2021 to September 2023. Mr. Snell currently serves as Executive Vice President and Chief Financial Officer of Delta, a position he has held since April 2026. He joined Delta in 2005 in the Finance department and has held positions of increasing responsibility prior to his appointment as Chief Financial Officer, including as Executive Vice President - Chief Customer Experience Officer from January 2025 to April 2026, Senior Vice President - Airport Customer Service, Cargo Operations, Ground Support Equipment and Global Clean from June 2022 to December 2024, Senior Vice President - Operations & Customer Center, Operations Analytics, and Delta Connection from October 2020 to June 2022, Senior Vice President - Corporate Planning from March 2020 to October 2020, and Senior Vice President - Operations & Customer Center from September 2018 to March 2020. He also previously served as President of Delta Private Jets, LLC prior to its acquisition by Wheels Up in January 2020. Prior to joining Delta, Mr. Snell worked in the investment management and financial planning industry in Atlanta. He earned a Bachelor of Arts degree from Elon University and MBA in Finance from Emory University.

14 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

PROPOSAL NO. 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are requesting that our stockholders cast a non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2025. At the annual meeting of stockholders held on June 2, 2022, our stockholders recommended, and subsequently the Board determined, that say-on-pay votes should be held annually. Therefore, we are requesting the Say-on-Pay Vote at the Annual Meeting. By voting on this Proposal No. 2, stockholders may indicate whether they approve of the Company’s practices with respect to compensation of its named executive officers for the fiscal year ended December 31, 2025. Stockholders may also abstain from the vote.
The Say-on-Pay Vote is advisory in nature and not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the Say-on-Pay Vote when making future decisions regarding the compensation of our named executive officers. If you own shares through a Broker or other holder of record, you must instruct your Broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal No. 2. The next “say-on-pay frequency” vote will occur at the annual meeting of the Company’s stockholders to be held in 2027.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 15

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are asking our stockholders to ratify, on a non-binding, advisory basis, this selection at the Annual Meeting. GT has audited our financial statements since the fiscal year ended December 31, 2021 and audited the historical financial statements of Wheels Up Partners Holdings LLC, our direct subsidiary (“WUP”), beginning with the fiscal year ended December 31, 2014 until the consummation of the business combination between WUP and Aspirational Consumer Lifestyle Corp., a blank check company (“Aspirational” and such transaction, the “Business Combination”), on July 13, 2021. Representatives of GT are expected to attend the Annual Meeting virtually and will have an opportunity to make a statement if they so desire and/or respond to appropriate questions.
Our Organizational Documents and applicable law do not require stockholder ratification of the appointment of our independent registered public accounting firm. If our stockholders do not ratify the appointment, the Audit Committee will reconsider the selection of GT as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees incurred for GT, our independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$2,891,561	$2,699,474
Audit-Related Fees	—	—
Tax Fees(2)	—	32,330
All Other Fees	—	—
Total	$2,891,561	$2,731,804

(1)
Audit fees consisted of fees incurred for professional services rendered for (i) the audit of the consolidated financial statements included in our Annual Reports on Form 10-K and related services (including the audits of our internal control over financial reporting as of December 31, 2025 and 2024, as required by Section 404 of the Sarbanes-Oxley Act of 2002), (ii) reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, (iii) the audit of various subsidiaries for statutory and other reporting requirements and (iv) customary consents and comfort letters related to registration statements filed under the Securities Act of 1933, as amended (the “Securities Act”), and securities offerings.

(2)
For the fiscal year ended December 31, 2024, tax fees consisted of fees billed by our independent registered public accounting firm in connection with tax advice related to transactions that closed during 2023.

Pre-Approval Policies and Procedures
The Audit Committee has established pre-approval policies and procedures, pursuant to which the Audit Committee approved all audit-related fees, tax fees and other fees, if any, provided by our independent registered public accounting firm during the fiscal years ended December 31, 2025 and 2024 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with our independent registered public accounting firm maintaining its independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

16 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

PROPOSAL NO. 4—AMENDMENT TO AMENDED AND RESTATED WHEELS UP EXPERIENCE INC. 2021 LONG-TERM INCENTIVE PLAN
Historically, the Company has issued equity incentive awards in the forms of restricted stock units (“RSUs”), performance-based RSUs (“PSUs”) and stock options to the Company’s directors, officers and employees under the A&R 2021 LTIP. The A&R 2021 LTIP was adopted on April 1, 2023 and approved by the Company’s stockholders at the 2023 annual meeting of stockholders. Each of Amendment No. 1 to the A&R 2021 LTIP (the “LTIP First Amendment”) and Amendment No. 2 to the A&R 2021 LTIP (the “LTIP Second Amendment”) was approved by the Company’s stockholders at the annual meetings of the Company’s stockholders held in 2024 and 2025, respectively. On March 31, 2026, the Board of Directors, upon the recommendation of the Compensation Committee, approved the LTIP Amendment, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the LTIP Amendment, which if approved at the Annual Meeting would:
•	increase the number of shares of Common Stock authorized for issuance under the A&R 2021 LTIP from 60,149,682 to 135,149,682 shares (i.e., an increase of 75,000,000 shares); and
•	extend the termination date of the A&R 2021 LTIP to March 31, 2036 (i.e., 10 years from the date the Board approved the LTIP Amendment).
Summary of Amendments
Increase in the Number of Shares Authorized for Issuance
The proposed increase in the number of shares of Common Stock authorized for issuance under the A&R 2021 LTIP is intended to enable the Company to continue to offer equity incentive compensation that aligns long-term pay outcomes for certain of our directors, executive officers and employees with the interests of the Company’s stockholders. The Compensation Committee has historically awarded a mix of PSUs and RSUs to certain executive officers and employees, the vesting of which depends on, among others, the achievement of certain operational and financial targets and continued service to the Company through the vesting date. The Board and the Compensation Committee believe that continuing to offer long-term incentive compensation as a significant component of total compensation for certain of our executive officers and employees is important to attract, retain, motivate and reward key employees, and to align the success of our executive officers and employees with the success of our stockholders.
As of the Record Date, and excluding the proposed 75,000,000 share increase set forth in the LTIP Amendment, approximately 9,523,761 shares of Common Stock were available for future awards under the A&R 2021 LTIP, which the Company believes is insufficient to support expected future grants of PSUs and RSUs as and when approved by the Compensation Committee for the remainder of 2026 and thereafter. If the Company’s stockholders do not approve the LTIP Amendment at the Annual Meeting, our ability to grant equity incentive awards in the future will be limited, which may materially and adversely impact our ability to attract, retain, motivate and reward our directors, executive officers and employees, or cause us to shift our compensation schemes in a manner that may be less effective in aligning the Company’s long-term success to compensation.
On April 14, 2026, the Company announced the Reverse Stock Split that is expected to become effective immediately after the close of trading on the NYSE on April 24, 2026. The number of shares of Common Stock in the LTIP Amendment, including the share increase, will be automatically reduced by the final reverse stock split ratio approved by the Board for the Reverse Stock Split upon effectiveness.
Extension of the Termination Date of the A&R 2021 LTIP
If the Company’s stockholders approve the LTIP Amendment at the Annual Meeting, the termination date of the A&R 2021 LTIP will be extended to March 31, 2036 (i.e., 10 years from the date the Board approved the LTIP Amendment).
The material terms of the A&R 2021 LTIP and the LTIP Amendment are described below. A copy of the LTIP Amendment is included as Appendix A to this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE LTIP AMENDMENT.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 17

Summary of the A&R 2021 LTIP & LTIP Amendment
The summary below is qualified in its entirety by reference to the full text of the A&R 2021 LTIP, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2023, the LTIP First Amendment, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2024, the LTIP Second Amendment, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2025, and the LTIP Amendment, the text of which is included in Appendix A to this Proxy Statement.
Administration of the A&R 2021 LTIP
The A&R 2021 LTIP may be administered by the Board, the Compensation Committee or a similar committee comprised of at least two non-employee directors (in each case, the “Administrator”). The Administrator has exclusive authority to grant awards under the A&R 2021 LTIP and to make all interpretations and determinations affecting the A&R 2021 LTIP. The Administrator has the discretion to determine the individuals to whom awards are granted, the amount of each award, any applicable vesting schedule and other terms of any award.
Eligible Participants
Participation in the A&R 2021 LTIP is limited to the Company’s directors, employees, consultants, advisors and independent contractors. The Administrator selects the directors, employees, consultants, advisors and independent contractors who will be granted awards under the A&R 2021 LTIP in its discretion on the basis of and as consideration for their service to the Company and the Company’s eligible affiliates, as applicable.
Number of Shares Authorized for Issuance
The maximum number of shares of Common Stock reserved and authorized for issuance under the A&R 2021 LTIP as of the date of this Proxy Statement is 60,149,682 shares of Common Stock, which are authorized for issuance pursuant to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or as other types of awards. We are requesting that the Company’s stockholders approve the LTIP Amendment at the Annual Meeting to increase the number of shares of Common Stock authorized for issuance under the A&R 2021 LTIP from 60,149,682 to 135,149,682 shares (i.e., an increase of 75,000,000 shares).
If any stock award under the A&R 2021 LTIP is forfeited, expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock or restricted stock units), the shares of stock not acquired under such stock award will revert to, and again become available for issuance under, the A&R 2021 LTIP. If (i) the exercise price of any award is satisfied by tendering shares of Common Stock to the Company, (ii) shares of Common Stock are withheld from an award or tendered by the participant to pay such participant’s tax withholding obligations in connection with the award, (iii) shares of Common Stock are reacquired with cash proceeds tendered in payment of the exercise price of an option or (iv) shares of Common Stock subject to share-settled stock appreciation rights are not issued upon settlement, then in each case, the shares of Common Stock tendered, withheld, reacquired or that remain unissued with respect to any such stock appreciation rights will not again become available for issuance under the A&R 2021 LTIP.
The A&R 2021 LTIP also provides that performance-based equity incentive awards are to be treated as having been issued at target levels when calculating the number of shares available for issuance under the A&R 2021 LTIP and adjusted to reflect the actual number of shares issued upon settlement of such awards.
Types of Awards
The A&R 2021 LTIP permits the Administrator to grant awards of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, other stock-based awards, performance awards or cash awards, as discussed further below.
A stock option is the right to purchase shares of Common Stock at a fixed exercise price for a fixed period. The A&R 2021 LTIP permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and (ii) options that do not so qualify. Stock options granted under the A&R 2021 LTIP will be non-statutory stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-statutory stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The Administrator determines the exercise price and additional terms of stock options. The option exercise price of each option will be determined by the Administrator, but may not be less than 100% of the fair market value of the Common Stock on the grant date. Fair market value for this purpose will be the last reported closing sales price of the shares of Common Stock on the NYSE on the valuation date, or, if none, the closing sales price on the most recent trade date immediately prior to the valuation date. The exercise price of a stock option may not be reduced after the date of the stock option grant, other than to appropriately reflect changes in the Company’s capital structure. The term of each stock option will be

18 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

Summary of the A&R 2021 LTIP & LTIP Amendment (continued)
fixed by the Administrator and may not exceed 10 years from the grant date. The Administrator will determine at what time or times each stock option may be exercised. Stock options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Upon exercise of stock options, the option exercise price must be paid in full in such form as the Administrator will provide (or as permitted by Section 422 of the Internal Revenue Code in the case of incentive stock options). To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
The Administrator also has the authority to grant awards of restricted stock and restricted stock units pursuant to the terms of an award agreement. Each award agreement will be in such form and will contain such terms and conditions as the Administrator will deem appropriate. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period.
Performance awards are equity incentive awards that may be denominated in either cash or shares and are subject to the achievement of performance goals set over performance periods, as established by the Administrator. In addition, the A&R 2021 LTIP allows for the grant of awards in the form of stock appreciation rights, other stock-based awards and cash awards.
Minimum Vesting Condition for Awards
The A&R 2021 LTIP requires any grant or award thereunder to have a minimum restriction, vesting and/or performance period, as applicable, of no less than one year after the grant date; provided, that the Compensation Committee, in its sole discretion, may designate up to 5% of the shares available for issuance under the A&R 2021 LTIP as not being subject to such requirement.
Dividend and Dividend Equivalent Rights
The A&R 2021 LTIP does not permit dividends or dividend equivalents to be paid or settled on unearned and unvested equity awards.
Change in Control Provisions
The A&R 2021 LTIP limits the Board’s and Compensation Committee’s discretion regarding treatment of awards upon a change in control, and incorporates a “double-trigger” change in control provision, which states that if a participant is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the A&R 2021 LTIP) during the 12-month period following a “Change in Control” (as defined herein), then as of the date of the participant’s termination or resignation:
•	all outstanding options and stock appreciation rights (regardless of whether in tandem) will become fully exercisable; and
•
all awards (other than options and stock appreciation rights) will become fully vested; provided, however, that any such award that is performance-based will become vested at the target level of performance.

For purposes of the A&R 2021 LTIP, “Change in Control” means the consummation of (i) a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of the shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity or (ii) a sale or exchange of all or substantially all of the Company’s assets or equity securities.
Adjustments for Stock Dividends, Stock Splits, Etc.
The A&R 2021 LTIP requires the Administrator to make any appropriate adjustments to the A&R 2021 LTIP and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, including, but not limited to, appropriate adjustments to the number, class and price of shares that are subject to outstanding awards under the A&R 2021 LTIP. On April 14, 2026, the Company announced the Reverse Stock Split that is expected to become effective immediately after the close of trading on the NYSE on April 24, 2026. The number of shares of Common Stock in the LTIP Amendment, including the share increase, and outstanding awards under the A&R 2021 LTIP will be automatically reduced by the final reverse stock split ratio approved by the Board with respect to the Reverse Stock Split upon effectiveness of the Reverse Stock Split, if at all.
Amendment to the A&R 2021 LTIP and Awards
The Board, at any time and from time to time, may amend the A&R 2021 LTIP. However, no amendment will be effective unless approved by the Company’s stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Internal Revenue Code, any federal or state law or regulation, or any securities exchange listing requirements. Further, no award under the A&R 2021 LTIP may be amended or cancelled for the purpose of repricing, replacing or regranting such award with an exercise price that is less than the exercise price of the original award unless otherwise approved by stockholders.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 19

Summary of the A&R 2021 LTIP & LTIP Amendment (continued)
On March 31, 2026, the Board of Directors, upon the recommendation of the Compensation Committee, approved the LTIP Amendment, which will not become effective unless approved by the Company’s stockholders at the Annual Meeting.
Termination of the A&R 2021 LTIP
The A&R 2021 LTIP may be terminated by vote of the Board or our stockholders at any time. Unless sooner terminated or extended by the Company subject to Board and stockholder approval, the A&R 2021 LTIP, as amended by the LTIP Amendment, would terminate by its terms on March 31, 2036. If the LTIP Amendment is not approved at the Annual Meeting, the A&R 2021 LTIP will terminate by its terms on March 26, 2035. No stock awards may be granted under the A&R 2021 LTIP after it is terminated.
Clawback/Recovery
Unless an award agreement specifies otherwise, the Administrator may cancel any unexpired, unpaid, unexercised or deferred award at any time if the participant is not in compliance with the applicable provisions of the award agreement and the A&R 2021 LTIP, including certain restrictive covenants. Furthermore, the Administrator may require a participant to return to and/or reimburse the Company for an award and/or shares issued under an award, and any proceeds paid or provided upon disposition of shares issued under an award, pursuant to the terms of the Company’s Recoupment Policy (as defined herein). See “Corporate Governance—Our Core Corporate Governance Practices & Policies” for additional information about the Company’s compensation clawback policy.
Limitations on Non-Company Employee Director Awards
The maximum number of shares subject to awards granted to a non-company employee director during a single calendar year under the A&R 2021 LTIP, taken together with all other cash compensation paid during the calendar year to the non-company employee director in respect of the director’s service as a member of the Board, may not exceed $375,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes but excluding the impact of estimated forfeitures related to service-based vesting provisions).
U.S. Federal Income Tax Consequences of Awards
The following is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to Wheels Up and to U.S. participants for awards granted under the A&R 2021 LTIP. The summary does not purport to be legal or tax advice. The U.S. federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon their individual circumstances. Tax consequences for any particular individual may be different.
Incentive Stock Options
For federal income tax purposes, the holder of an incentive stock option receives no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the Common Stock for a period equal to the longer of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income in the year of disposition equal to the difference between the exercise price and fair market value of the shares on the exercise date (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price). If the amount realized on the disposition of the Common Stock is greater than the Common Stock’s fair market value on the date of exercise and the capital gain holding period has been satisfied, the excess of the gain will be subject to long-term capital gain treatment. Notwithstanding the foregoing, the difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.
Non-Statutory Stock Options
A participant who receives a non-statutory stock option with an exercise price not less than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is subject to tax withholding by Wheels Up.
Restricted Stock
A restricted stock award is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code to the extent the award will be forfeited if the participant ceases to provide services to Wheels Up. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary

20 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

Summary of the A&R 2021 LTIP & LTIP Amendment (continued)
income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. The participant may accelerate their recognition of ordinary income, if any, and begin their capital gains holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code with respect to a restricted stock award. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by Wheels Up.
Restricted Stock Units
There are no immediate U.S. tax consequences of receiving an award of PSUs or RSUs under the A&R 2021 LTIP. A participant who is awarded PSUs or RSUs will generally be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the restriction period or, if later, the payment date, subject to the requirements of Section 409A of the Internal Revenue Code.
Section 409A
Section 409A of the Internal Revenue Code provides that non-qualified deferred compensation arrangements must meet certain requirements to avoid additional income taxes for those deferring compensation, including providing that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Awards granted under the A&R 2021 LTIP are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code; however, Wheels Up makes no representations or warranties to that effect.
New Plan Benefits
We have not granted awards or committed to grant awards subject to stockholder approval of the LTIP Amendment to any individual or group of individuals. Any grant of additional awards under the A&R 2021 LTIP, as amended by the LTIP Amendment, if approved by the Company’s stockholders at the Annual Meeting, is subject to the discretion of the Compensation Committee from time to time. Any future benefits that will be received under the A&R 2021 LTIP, as amended by the LTIP Amendment, by particular individuals or groups are not determinable at this time, as the selection of participants who will receive awards granted under the A&R 2021 LTIP, as amended by the LTIP Amendment, and the size and types of any such awards will be determined by the Compensation Committee in its discretion, subject to our director compensation policy as described elsewhere in this Proxy Statement.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 21

CORPORATE GOVERNANCE
Composition of the Board
The business and affairs of Wheels Up is managed under the direction of the Board. We have a classified board of directors, with four directors in each of Class I (Messrs. Zirkin, James, Klein and Snell), Class II (Messrs. Armstrong, Davis, Mattson and Summe) and Class III (Messrs. Bellemare, Cantor, Lazar and Moak). Mr. Armstrong has decided not to stand for reelection to the Board at the Annual Meeting. The Board has nominated Mr. Farah for election to the Board as an independent director and Class II director. See the caption titled “Board Committees” below for more information on Board committee composition.
Director Independence
The Board has determined that each of Messrs. Zirkin, Armstrong, Cantor, Davis, Farah, Lazar, Klein, Moak and Summe qualifies as an “independent” director under the listing rules of the NYSE. As a result, approximately 67% of the members of the Board as of the date of this Proxy Statement are independent, including all members of the Audit Committee, Compensation Committee, and NESG Committee. In addition, the non-Company employee directors meet regularly in executive sessions chaired by Mr. Zirkin, the current independent Chairperson of the Board, and conducted without the presence of our executive officers. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
The Chairperson of the Board has broad authority, powers and responsibilities pursuant to our By-Laws and other corporate governance policies, including, among others, the power to call and preside over meetings of the Company’s stockholders. The Board believes that it should maintain the flexibility to select the Chairperson of the Board and Board leadership structure from time to time. Our policies do not preclude the Chief Executive Officer or any other executive officer from also serving as Chairperson of the Board, but the Board has currently elected to separate the roles of Chief Executive Officer and Chairperson of the Board. The Board elects the Chairperson annually.
Meetings of the Board and Committees
Under our Corporate Governance Guidelines, directors are expected to attend meetings of the Board, the committees of the Board on which they serve and the annual meeting of stockholders. In 2025, the Board, Audit Committee, Compensation Committee, NESG Committee, and Safety and Security Committee met four, seven, four, four and four times, respectively. All incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and each of the committees on which such director served during their tenure on the Board in 2025. Eleven of the twelve directors that were then members of the Board attended the 2025 annual meeting of stockholders.
Board Committees
Each of our standing Audit, Compensation, NESG, and Safety and Security Committees operates under a written charter. The Board may from time to time establish other committees it deems necessary or advisable. Copies of Wheels Up’s committee charters are available on our investor relations website, www.wheelsup.com/investors. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement. The website address is included as an inactive textual reference only.

22 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
We have structured our committees in accordance with SEC and NYSE rules, their respective committee charters and our Corporate Governance Guidelines. The Board relies on each committee to oversee management of specific responsibilities and risks related to that committee’s primary functions. The Board has not established a separate risk committee or charged any specific committee with primary enterprise risk oversight responsibility, because the Board believes that Wheels Up’s most significant risks should be overseen and monitored by the full Board or, in certain cases, the appropriate standing committee. Each committee periodically reports to the Board on its risk assessments and risk management strategies to inform the Board’s overall oversight or enterprise risk management. We believe the division of primarily functional and risk management responsibilities described in the table below is an effective approach for addressing the material risks that we face.

Committee	Primary Responsibilities	Role in Risk Management
Audit Andrew Davis (Chair)*^ Timothy Armstrong^+(1) Lee Moak^+ Gregory Summe^+
•
assisting the Board with overseeing and monitoring:
○
quality and integrity of financial statements
○
compliance with legal and regulatory requirements
○
qualifications, independence, retention and compensation of our independent auditor
○
internal audit performance
○
cybersecurity programs and risk processes
•
prepare the Audit Committee report in this Proxy Statement

•
reviewing and assessing major financial risk exposures, and directing measures to monitor and control risks for such exposures
•
meeting periodically with independent auditor, legal counsel and management to review and evaluate design and implementation of controls and procedures to mitigate risks where possible
•
overseeing and reviewing cybersecurity and data privacy practices, including our policies, controls and procedures for identifying, managing and mitigating related risks

Compensation Adam Zirkin (Chair)^+ Zachary Lazar^+ Gregory Summe^+
•
assisting the Board with:
○
establishing general compensation philosophy
○
setting compensation programs, including for directors and executive officers
○
monitoring incentive and equity plans
○
in consultation with senior management, overseeing the development and implementation of compensation programs
•
reviewing, approving, terminating and recommending to the Board for approval compensation plans and arrangements
•
determining the qualifications, independence, retention and compensation of our independent compensation consultant (if any)
•
preparing the Compensation Committee report in this Proxy Statement (to the extent required)

•
reviewing and assessing risk related to compensation practices and employee benefit plans for directors, executive officers and employees, and approving or recommending to the Board for approval related risk mitigation measures
•
assessing compensation of our directors and executive officers relative to peers to attract and retain talented personnel

Nominating & ESG Thomas Klein (Chair)^+ Timothy Armstrong^+(1) Adam Cantor^+
•
assisting the Board with certain nominating and governance matters, including:
○
identifying qualified individuals to become directors per Board-approved criteria
○
recommending qualified Board members for committee service to the Board
○
reviewing and recommending corporate governance principles to the Board
○
overseeing the evaluation of the Board and management
○
overseeing, and coordinating with other Board committees regarding the Company’s corporate responsibility strategies, initiatives, practices and policies relating to environmental, social and governance (“ESG”) matters(2)

•
identifying, evaluating and mitigating risks related to our governance and ESG practices and to promote long-term growth and achievement of operational and financial goals
•
in consultation with the Board, management and experts, determining succession plans for directors and management
•
assessing Board composition, experience and expertise relative to our current and future needs

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 23

CORPORATE GOVERNANCE (continued)

Committee	Primary Responsibilities	Role in Risk Management
Safety & Security Lee Moak (Chair)^+ Alain Bellemare# Adam Zirkin^+
•
overseeing, and consulting with management on, member, customer, employee and aircraft operating safety and security
•
reviewing current and proposed safety and security programs, policies and compliance measures
•
reviewing matters that may have a material effect on our flight safety operations and security
•
reviewing with management annual safety and security goals

•
together with management, maintaining and strengthening a strong safety culture
•
identifying, evaluating and recommending processes and measures to mitigate risks related to our operations, safety and asset security, to protect our assets, business, financial condition and reputation

*	Determined by the Board to be an “audit committee financial expert” (as such term is defined in Item 407(d)(5) of Regulation S-K).
^	Independent director under NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act, and is financially literate.
+	Independent director under NYSE rules and is a non-Company employee director (as defined pursuant to Rule 16b-3 under the Exchange Act).
#	Non-Company employee director (as defined pursuant to Rule 16b-3 promulgated under the Exchange Act).
(1)
Mr. Armstrong will not stand for reelection at the Annual Meeting. The Board has nominated Mr. Farah for election to the Board at the Annual Meeting, to succeed Mr. Armstrong as an independent director. If Mr. Farah is elected to the Board at the Annual Meeting, it is expected that he will replace Mr. Armstrong on the Board committees on which Mr. Armstrong currently serves.

(2)	Although not included in their respective charters, other Board committees also assess ESG issues relevant to their respective oversight areas.
Our executive officers regularly report to the Board and Audit, Compensation, NESG, and Safety and Security Committees to enhance the oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Board and its committees have the ultimate responsibility for oversight and management of the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks. Our management team actively assists the Board and its committees with the assessment and determination of appropriate strategies for identifying, addressing and mitigating enterprise-wide risks. We believe that our systems for identifying, evaluating and mitigating risk enhance the overall effectiveness of our operations and will provide additional long-term stability for Wheels Up.
The Role of Management in Enterprise Risk Management
While the Board, with assistance from its committees, oversees enterprise risk management, our management is primarily responsible for day-to-day identification and management of risk. Management, including our risk management director and operations personnel dedicated to flight and pilot safety, actively assesses our risk management practices when developing our business strategy. Wheels Up has established internal processes and internal controls to identify and manage risks, to enhance risk reporting to management and the Board, and to comply with certain regulatory requirements related to our operations. We also maintain a strong internal compliance program related to our flight and maintenance operations, which promotes compliance with regulatory requirements and enhances the identification, evaluation and management of certain risks related to our operations, including safety. In addition, our internal audit staff periodically provide reports to the Audit Committee and the other standing committees regarding certain aspects of our accounting, financial and other operational controls.
Oversight of Cybersecurity Risks
Each of the Board, the Audit Committee and management actively assess Wheels Up’s cybersecurity and data privacy risk management practices with the goal of being proactive rather than reactive. The Company’s cybersecurity risk management practices are intended to assess, identify and manage risks from threats to the security of our information, systems, products and network. We have developed and implemented cybersecurity and data privacy processes and procedures that are informed by recognized cybersecurity frameworks and standards, including the National Institute of Standards and Technology (NIST) Cybersecurity Framework and International Organization for Standardization 27001 (ISO 27001) Framework. We believe our cybersecurity risk management practices are an important part of our enterprise risk management processes, and must be continuously updated and improved. Please see Part I, Item 1C, “Cybersecurity” in our 2025 Form 10-K for more information about our risk management and strategy, and governance processes related to cybersecurity and data privacy matters.

24 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
Our Core Corporate Governance Practices & Policies
We engage in certain corporate governance practices and maintain certain policies that we believe represent good corporate governance practices and support our system of internal controls. The NESG Committee and management periodically reassess our corporate governance practices and review annually our core corporate governance policies to promote best practices and regulatory compliance. The table below describes certain of our core corporate governance practices and policies:

Practice or Policy	Description
Code of Business Conduct and Ethics
•
Comprehensive code of conduct covering many business and third-party situations to promote best practices and compliance with applicable law
•
Applies to all directors, officers, employees and contractors, including our principal executive officer, principal financial officer and principal accounting officer
•
Qualifies as a “code of ethics” under Item 406(b) of Regulation S-K(1)

Corporate Governance Guidelines
•
Provides framework for our governance and to assist the Board in fulfilling its responsibilities
•
Sets forth requirements for Board meetings, and director and executive succession planning
•
Requires an annual evaluation of the Board and its committees
•
Includes practices the Board follows for Board and committee composition and selection, and certain factors the Board should consider when nominating or appointing director candidates
•
Limits the number of directorships held by our directors to prevent “overboarding”(2)

Insider Trading and Rule 10b5-1 Trading Plan Policies
•
Governs transactions in our securities by our directors, officers and employees
•
Reasonably designed to promote compliance with insider trading laws and NYSE standards
•
Prohibits trading in our securities based on material nonpublic information
•
Describes instances where certain persons, including our directors and executive officers, must obtain prior approval before transacting in our securities
•
Includes requirements for scheduled and special trading blackout periods for covered persons
•
Includes guidelines consistent with SEC rules for Rule 10b5-1 trading plans by directors and executive officers
•
Anti-Hedging & Anti-Pledging: Prohibits officers, directors and certain of our employees from doing the following with respect to our securities: pledging as collateral to secure loans; holding in margin accounts; hedging or monetization transactions; trading in puts, calls or other derivative securities; and short selling(3)

Executive Compensation Recoupment Policy
•
Intended to allow Board to hold officers accountable accounting restatements due to material noncompliance with financial reporting requirements under the U.S. federal securities laws and certain other identified misconduct (as determined by the Compensation Committee)
•
Permits recovery and forfeiture of all excess incentive compensation to any responsible officer for periods affected by accounting restatement due to material noncompliance or misconduct(4)

Board Composition Review
•
Periodic review by Board and NESG Committee of Board composition and director qualifications
•
Director skills matrix aims to identify director strengths and opportunities to enhance composition
•
No formal policies on minimum director qualifications, director tenure or mandatory retirement, subject to the requirements of the Corporate Governance Guidelines
•
The NESG Committee:
○
assesses director tenure and age, among other factors, when reviewing director succession planning, subject to certain requirements under the Investor Rights Agreement
○
periodically identifies and reviews potential candidates to join the Board, including referrals from other directors, executive officers, stockholders and other key stakeholders
○
continually refines its processes for identifying and evaluating director nominees

Annual Board and Committee Self-Evaluation Process
•
Corporate Governance Guidelines require NESG Committee to design and conduct an annual self-evaluation of the Board and its committees
•
Designed to provide information about Board practices and identify areas for improvement
•
Includes in-depth director interviews conducted by the Company’s Chief Legal Officer covering governance practices and other matters; results are compiled and shared with the Chairpersons of the NESG Committee and Board and, as appropriate, executive management
•
In the first quarters of 2025 and 2026, each director meaningfully participated in annual self-evaluation processes. Several new initiatives were implemented throughout 2025 and additional initiatives are planned for 2026 following director feedback

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 25

CORPORATE GOVERNANCE (continued)

Practice or Policy	Description
Process for Stockholder and Interested Party Communications to Board
•
Stockholders and interested parties may send a written communication to the Board or an individual director to the attention of the Company’s Secretary at 2135 American Way, Chamblee, Georgia 30341
•
The Secretary will review each communication and forward to the appropriate person(s)
•
Communications that contain advertisements or solicitations, or that are hostile, threatening or otherwise inappropriate, will not be sent to members of the Board and will be discarded

(1)
Wheels Up discloses the information required by Item 5.05 of Form 8-K, “Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics” through its investor relations website, and such information will remain available on such website for at least a 12-month period. The Code of Business Conduct and Ethics is available on our investor relations website, www.wheelsup.com/investors. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement. The website address is included as an inactive textual reference only.

(2)
A copy of our Corporate Governance Guidelines is available on our investor relations website at www.investors.wheelsup.com, under the heading “Governance Documents.” The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement. The website address is included as an inactive textual reference only.

(3)	The Insider Trading Policy has been filed with the SEC as Exhibit 19.1 to the 2025 Form 10-K.
(4)	The Recoupment Policy has been filed with the SEC as Exhibit 97.1 to the 2025 Form 10-K.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the audited consolidated financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence. The Audit Committee has reviewed and discussed with the management of the Company and Grant Thornton LLP management’s report on the Company’s internal control over financial reporting and Grant Thornton LLP’s attestation report on the effectiveness of the Company’s internal control over financial reporting. Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully Submitted,

The Audit Committee of the Board of Directors

Andrew Davis, Chair Timothy Armstrong Lee Moak Gregory Summe

The Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

26 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation and/or employment arrangements with our directors and executive officers, including those discussed under “Director Compensation” and “Executive Compensation” below, the following is a description of each transaction since January 1, 2024 and currently proposed transaction in which: (i) we were a participant; (ii) the amounts involved exceed or will exceed $120,000; and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
The related person transactions policy adopted by the Board sets forth policies and procedures for the review and approval or ratification of related person transactions. Our policies and procedures are designed to provide appropriate and timely notifications, approvals, ratification and disclosure of any real or potential conflicts of interest. Pursuant to our Audit Committee’s charter and our related person transactions policy, the Audit Committee is responsible for reviewing related person transactions. All the transactions described in this section as having been entered into prior to the Business Combination were entered into prior to the adoption of our related person transactions policy.
Related Person Transactions with Holders of More than 5% of Our Voting Stock
Investor Credit Facility & Investor Rights Agreement
Each of Delta, CK Wheels, CIH and the Whitebox Entities (collectively, the “Significant Holders”) hold more than 5% of our outstanding Common Stock and has a direct interest in the (i) Credit Agreement (as defined herein), including the Term Loan (as each term is defined below) in the amount of their respective commitments, (ii) Investor Rights Agreement, and (iii) the Investor Registration Rights Agreement (as defined herein). In addition, Delta has a direct interest in the Revolving Credit Facility (as defined herein) in the amount of its commitment and the Credit Support Premium (as defined herein).
Credit Agreement
On September 20, 2023, the Company entered into a Credit Agreement (the “Original Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company as guarantors (collectively with the Company, the “Loan Parties”), the Investors and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders and as collateral agent for the secured parties (the “Agent”). The Original Credit Agreement was subsequently amended by each of (i) Amendment No. 1 to Credit Agreement, dated November 15, 2023 (“First Credit Agreement Amendment”), by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, the Lenders, and the Agent, (ii) Amendment No. 2 to Credit Agreement, dated November 13, 2024, by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, the Lenders and the Agent (“Second Credit Agreement Amendment”), and (iii) Amendment No. 3 to Credit Agreement, dated April 30, 2025, by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, Delta and the Agent (“Third Credit Agreement Amendment” and, collectively with the Original Credit Agreement, First Credit Agreement Amendment and Second Credit Agreement Amendment, the “Credit Agreement”). Pursuant to the Credit Agreement, the Lenders provided a term loan facility in the aggregate original principal amount of $390.0 million (the “Term Loan”) and Delta provided a commitment for a revolving loan facility in the aggregate original principal amount of $100.0 million that expires on September 20, 2026 (the “Revolving Credit Facility” and, together with the Term Loan, the “Credit Facility”). As of December 31, 2025, the outstanding aggregate principal amount of the Term Loan was approximately $498.1 million (including capitalized paid-in-kind interest and the amount owed with respect to the Credit Support Premium) and no cash amounts had been drawn under the Revolving Credit Facility as of that date. No principal or interest was repaid under the Term Loan or Revolving Credit Facility during any of the periods that are required to be presented in this Proxy Statement under Item 404(a) or (d) of Regulation S-K.
Below is a summary of certain material terms set forth in the Credit Agreement:
•
the scheduled maturity date for the Term Loan is September 20, 2028, and the scheduled maturity date for the Revolving Credit Facility is the earlier of September 20, 2028 and the first date after September 20, 2026 on which all amounts owed with respect to borrowings under the Revolving Credit Facility have been repaid pursuant to their terms (as applicable, the “Credit Facility Maturity Date”), subject in each case to earlier termination upon acceleration or termination of any obligations upon an event of default;

•
interest on the Term Loan and any borrowings under the Revolving Credit Facility (each, a “Loan” and collectively, the “Loans”) accrues at a rate of 10% per annum on the unpaid principal balance of the Loans then outstanding;

•
accrued interest on each Loan is payable in kind as compounded interest and capitalized to the principal amount of the applicable Loan on the last day of each of March, June, September and December, and the applicable Credit Facility Maturity Date; and

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 27

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
•	the Company is subject to certain covenants and events of default, in each case customary for credit arrangements of this type.
In connection with entering into the Credit Agreement, the Company and certain of the Loan Parties entered into various collateral documents with respect to the Loans, including among others, a security agreement, first- and second-priority lien aircraft mortgage and security agreements for the Company’s owned aircraft fleet, an intercreditor agreement and certain other ancillary agreements. See the caption titled “Term Loan and Revolving Credit Facility” under Note 8, Long-Term Debt in the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2025 Form 10-K for more information about the Term Loan and Revolving Credit Facility.
Investor Rights Agreement
The Company is a party to the Investor Rights Agreement that was entered into concurrently with entering into the Credit Agreement. During 2023, the Company issued to the Lenders 671,239,941 shares of Common Stock in the aggregate (the “Investor Shares”) pursuant to the Investor Rights Agreement. The Investor Shares were issued such that upon completion, each Lender was issued a pro rata portion of the Investor Shares equal to the proportion of its participation in the Term Loan.
The Investor Rights Agreement sets forth certain rights and obligations applicable to the Significant Holders and the Company, which include, among others:
•
as of September 20, 2023, the Board will consist of 12 members, as follows: (i) four directors designated by Delta (two Class I directors and two Class III directors); (ii) four directors designated by CK Wheels (two Class I directors and two Class III directors); (iii) one director designated by CIH (a Class II director); and (iv) the Company’s Chief Executive Officer, David Adelman (who resigned from the Board in August 2024 and was replaced by Gregory Summe) and Timothy Armstrong (who will not stand for reelection to the Board at the Annual Meeting) serving as a Class II directors;

•
the rights of Delta and CK Wheels to each designate and remove four directors to the Board so long as such stockholder continues to hold at least 75% of the shares of Common Stock issued to it pursuant to the Investor Rights Agreement, and CIH to designate and remove one director to the Board, so long as it holds at least 30% of the shares of Common Stock issued to it pursuant to the Investor Rights Agreement (see the Investor Rights Agreement for additional details on the number of directors that Delta and CK Wheels are each entitled to designate if either Investor ceases to hold the requisite number of shares of Common Stock issued pursuant to the Investor Rights Agreement); and

•
certain transfer restrictions and liquidity rights of the Significant Holders, including but not limited to: (i) the inability of the Significant Holders to transfer any of their respective Common Stock issued pursuant to the Investor Rights Agreement until certain dates, except to their Permitted Transferees (as defined in the Investor Rights Agreement); (ii) certain transfer restrictions if such a transfer would cause a Change of Control (as defined in the Credit Agreement); (iii) the rights of Delta and CK Wheels to pursue a Sale of the Company (as defined in the Investor Rights Agreement) after September 20, 2028, the maturity date for the Term Loan; and (iv) certain other transfer restrictions and rights if the Company ceases to be a publicly-traded company.

In addition, pursuant to the Investor Rights Agreement and, in the case of Delta, a side letter, dated September 20, 2023, certain Significant Holders agreed to the Voting Limitations. See “Information about the Proxy Process and Voting—Who can vote at the Annual Meeting, and how do I vote or submit my proxy?” in this Proxy Statement for more information about the Voting Limitations, including the number of shares that certain Significant Holders are entitled to vote at the Annual Meeting.
In September 2024, the Company entered into Amendment No. 2 to Investment and Investor Rights Agreement (the “Second Investor Rights Agreement Amendment”), with the Significant Holders to amend and extend, among others, certain transfer restrictions set forth in the Investor Rights Agreement. Pursuant to the Second Investor Rights Agreement Amendment, Delta, CK Wheels and CIH agreed to extend the lock-up restriction with respect to all of their shares of Common Stock issued pursuant to the Investor Rights Agreement from September 20, 2024 until September 20, 2025, and the Whitebox Entities and Kore Air LLC (collectively, the “Additional Investors”) agreed to extend the lock-up restriction with respect to 72.5% of their shares of Common Stock until September 20, 2025.
In September 2025, the Company entered into Amendment No. 3 to Investment and Investor Rights Agreement (the “Third Investor Rights Agreement Amendment”), with, among others, the Significant Holders, to amend and extend, among others, the transfer restrictions set forth in the Investor Rights Agreement. Pursuant to the Third Investor Rights Agreement Amendment:

28 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
•
Delta, CK Wheels and CIH agreed to extend the lock-up restriction applicable to all their shares of Common Stock issued pursuant to the Investor Rights Agreement through May 22, 2026 (the “Extended Lock-Up Expiration”), subject to limited exceptions for transfers to Permitted Transferees (as defined in the Investor Rights Agreement); and

•
the Additional Investors agreed to extend the lock-up restriction applicable to 29% of their shares of Common Stock issued pursuant to the Investor Rights Agreement through January 2, 2026, subject to limited exceptions for transfers to Permitted Transferees; provided, that any transfers or sales of shares of Common Stock issued pursuant to the Investor Rights Agreement held by the Additional Investors after September 21, 2025 and until the Extended Lock-Up Expiration may not occur during specified periods, are subject to certain volume limitations and may not be at a price less than the minimum price per share, in each case as specified in the Investor Rights Agreement Amendment.

Investor Registration Rights Agreement
In connection with entering into the Investor Rights Agreement, the Company entered into a Registration Rights Agreement, dated as of September 20, 2023 (including the joinders thereto, the “Investor Registration Rights Agreement”), to which each Significant Holder is a party, pursuant to which, among others, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act the Investor Shares within 30 days after September 20, 2024. In September 2025, the holders that collectively beneficially own in excess of 66.67% of the Registrable Securities (as defined in the Investor Registration Rights Agreement) extended the deadline by which the Company must file an initial shelf registration statement to register the covered shares under the Securities Act to May 22, 2026. The Investor Registration Rights Agreement also contains certain customary demand and piggyback registration rights in favor of the Significant Holders, including the right to include all or a portion of the Investor Shares in certain subsequent underwritten offerings pursued by the Company. The Investor Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities (as defined in the Investor Registration Rights Agreement).
Delta Credit Support
In connection with the initial closing in November 2024 of Wheels Up Partners LLC’s (“WUP LLC”) $332.0 million revolving equipment notes facility (the “Revolving Equipment Notes Facility”), Delta agreed to provide credit support for the Revolving Equipment Notes Facility, which effectively guarantees WUP LLC’s payment obligations thereunder upon the occurrence and continuation of specified events of default, in exchange for an annual fee as a percentage of the aggregate principal amounts drawn under the Revolving Equipment Notes Facility that is payable-in-kind by the Company and accrues interest over the life of the Revolving Equipment Notes Facility (the “Credit Support Premium”). The Credit Support Premium constitutes a revolving loan payable to Delta under the Revolving Credit Facility. Amounts in respect of the Credit Support Premium accrue while the Revolving Equipment Note Facility is outstanding and include interest that is compounded and capitalized on the last day of each calendar quarter; however, any such accrued amounts do not reduce Delta’s $100.0 million commitment available to be borrowed by the Company from time to time under the Revolving Credit Facility. The Credit Support Premium will become due and payable in full upon the earlier of repayment and extinguishment of the Revolving Equipment Note Facility and the termination of Delta’s obligation to provide credit support for the Revolving Equipment Notes Facility. See the caption titled “Credit Support” under Note 8, Long-Term Debt in the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2025 Form 10-K for more information about the Credit Support Premium.
Commercial Arrangements with Delta
In connection with the closing of the WUP’s acquisition of Delta Private Jets LLC (“DPJ,” which after acquisition by WUP became Wheels Up Private Jets LLC or “WUPJ”), from Delta in January 2020, WUP entered into a series of agreements underlying WUP’s strategic partnership relationship with Delta. The Company’s strategic partnership relationship with Delta is largely governed by the following agreements: (i) the Amended and Restated Commercial Cooperation Agreement, dated June 15, 2024 (the “CCA”); (ii) the Program Participation Agreement, effective January 17, 2020 (as amended, the “PPA”); (iii) the Corporate Agreement, effective January 17, 2020 (as amended, the “Corporate Agreement”); (iv) the Corporate Customer Discount Program (the “Corporate Program”); and (v) the Flight Benefits Agreements (as defined herein). See the caption titled “Business—Competition & Strategic Outlook—Deepening Our Strategic Relationship with Delta” in Part I, Item 1 “Business” of our 2025 Form 10-K for a description of certain benefits provided to our members and customers through such relationship.
CCA
On June 15, 2024, WUP and WUP LLC entered into the CCA with Delta. The CCA was approved by the disinterested members of the Board and Audit Committee and replaced the original Commercial Cooperation Agreement, dated as of January 17, 2020 (as amended prior to June 15, 2024, the “Original CCA”), by and among WUP, WUP LLC and Delta. The Original CCA was originally entered into in

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 29

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
connection with the closing of Wheels Up’s acquisition of DPJ in January 2020. The CCA is the anchor agreement for the Company’s relationship to Delta and to which the PPA, Corporate Agreement and Corporate Program are linked. The CCA marks a continued commitment by Wheels Up and Delta to further their long-term commercial endeavors and provides for, among other things: (i) the terms on which certain of the Company’s members can continue to purchase discounted premium commercial air travel with Delta, including by the use of eligible prepaid blocks; (ii) an amendment to a related agreement that governs the terms on which certain of the Company’s members and customers may receive enhanced benefits under the Delta SkyMiles® and Delta Medallion® programs; and (iii) certain other in-kind benefits among the parties in furtherance of their joint sales efforts and related to the facilitation of their respective businesses.
The CCA has an initial term that ends on September 20, 2029 and will renew for two successive three-year periods thereafter, unless any party to the agreement delivers a notice of its intention not to renew no later than one year prior to the expiration of the then current term. The CCA may be terminated immediately by Delta upon, among other circumstances, a Change of Control (as defined in the CCA) of the Company, or the occurrence of certain other operational, regulatory or safety events or occurrences on the part of the Company and its affiliates. We incurred expenses of approximately $0.5 million and $1.2 million for the years ended December 31, 2025 and 2024, respectively, from transactions related to the CCA with Delta. As of December 31, 2025 and 2024, approximately $1.9 million and $2.4 million, respectively, were included in Accrued expenses on our consolidated balance sheets related to transactions associated with the CCA with Delta.
PPA
Under the PPA, Wheels Up purchases miles in the SkyMiles® program from Delta to offer to Wheels Up’s customers as incentives, and Delta offers its SkyMiles® program members the opportunity to redeem miles for Wheels Up’s memberships and other products and services, which are paid for by Delta. Delta also provides complimentary Medallion status in its SkyMiles® program or, in certain cases, points in Delta’s SkyBonus® program, to Wheels Up’s members that spend a certain minimum amount on Wheels Up’s products and services during a given calendar year. The Company offers Delta SkyMiles 360™ and certain other elite status SkyMiles® program members certain free and discounted Wheels Up memberships. The Company also can purchase a limited number of Diamond Medallion status in Delta’s SkyMiles® program and additional SkyMiles® to provide to our members and customers as incentives. During the term of the PPA and in certain cases for six months thereafter, the Company may not enter into a marketing or enhanced benefits agreement or relationship with certain other commercial air carriers and Delta is not permitted to enter into a marketing or enhanced benefits agreement or relationship with any other U.S. private jet charter provider operating aircraft using 19 or fewer seats. The PPA will terminate upon any termination or expiration of the CCA.
Corporate Agreement
Pursuant to the Corporate Agreement, Delta provides Wheels Up with a corporate incentive program under which Wheels Up may purchase tickets at a discounted rate for certain flights operated by Delta and its codeshare partners for use by our pilots and employees who are traveling for Wheels Up business. The Company is required to provide Delta with corporate travel data that Delta may use to determine the terms of the discounts and to perform its obligations under the Corporate Agreement. Delta is permitted to modify the discounted rates on an annual basis upon notice to the Company. If the Company rejects any such modifications, the Company can terminate the Corporate Agreement. The Corporate Agreement will automatically terminate upon the termination or expiration of the CCA.
Flight Benefits Agreements & Corporate Program
In connection with the closing of the acquisition of DPJ in 2020, we also entered into an Executive Benefits Letter Agreement (the “Original Flight Benefits Letter”) and a Transition Services Agreement (as amended, the “TSA”), in each case with Delta. Under the Original Flight Benefits Letter, certain persons affiliated with Delta were entitled to purchase flights from us at the incremental cost of the flight. In addition, Delta provided certain Wheels Up executives and employees with Delta SkyMiles 360™ and SkyMiles Medallion® benefits. Under the TSA, Delta provided WUPJ with certain services that were previously provided by Delta when it owned WUPJ on a transitional basis for a limited period following the acquisition of DPJ by WUP. These services included the provision of certain no cost business travel to WUPJ leadership and pilots based on the number of segments flown for such purposes, and continuation of leisure travel flight privileges to legacy DPJ employees.
The Original Flight Benefits Letter and TSA terminated in 2024 and were replaced by the Employee Travel Privileges Agreement (the “Employee Travel Agreement”), Wheels Up Experience Inc. Board Member and Executive Benefits Program letter agreement (the “Wheels Up Flight Benefits Letter”), and the Delta Air Lines, Inc. Board Member and Executive Benefits Program letter agreement (the “Delta Flight Benefits Letter” and, collectively with the Employee Travel Agreement and Wheels Up Flight Benefits Letter, the “Flight Benefits Agreements”). Pursuant to the: (i) Employee Travel Agreement, Delta provides eligible Wheels Up employees with certain travel

30 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
privileges for Wheels Up business trips and specified levels of leisure travel privileges to select executive and non-executive employees; (ii) Wheels Up Flight Benefits Letter, Wheels Up directors and certain executive and non-executive employees are entitled to receive certain Delta SkyMiles 360™ and SkyMiles Medallion® benefits on an annual basis; and (iii) Delta Flight Benefits Letter, Delta directors, former directors and certain executive level employees are entitled to purchase discounted Wheels Up memberships and flight services upon entering into a Wheels Up Member Agreement and/or Flight Services Agreement, in each case subject to certain terms and conditions. The parties periodically review the levels of benefits and privileges under the Flight Benefits Agreements to determine if adjustments are proper. The Employee Travel Agreement may be terminated by either party with 30 days’ prior written notice. The Wheels Up Flight Benefits Letter and Delta Flight Benefits Letter will terminate upon the effective date of termination of the CCA.
In May 2023, the Company entered into the Corporate Program with Delta under the CCA, pursuant to which the Company provides specified charter discounts to eligible Delta customers. Upon commencement of the Corporate Program, Delta provided an initial deposit of $5.0 million and could be expanded up to $20.0 million, subject to certain terms and conditions. The Corporate Program was scheduled to terminate on the later of (i) the termination of the CCA and (ii) May 25, 2025. Effective February 28, 2026, the Company and Delta agreed to convert approximately $2.7 million of net accounts payable to Delta and any remaining amounts under the Corporate Program into a fund to be used by Delta or its designees for future flight activity on Wheels Up aircraft pursuant to a Wheels Up Corporate Enterprise Solution Agreement.
Subleases
WUPJ terminated a sublease agreement with Delta effective December 12, 2024 for the property at 82 Comair Boulevard at Cincinnati/Northern Kentucky International Airport. Under the sublease, WUPJ paid Delta monthly rental fees, monthly utilities fees and certain other fees.
Transactions with Affiliates of CK Wheels
The Company and each of Certares and Knighthead, which are co-investment advisors to CK Wheels, are parties to Member Services Agreements under which we offer discounted flight services to a limited number of executives of each of Certares and Knighthead or their respective affiliates at a price that is not less than the direct operating cost to us. The non-pricing terms in such Member Services Agreements are similar to those offered to other business customers that purchase a similar Custom Enterprise Solution funds.
Certares and Knighthead are diversified asset management platforms spanning travel, tourism, hospitality and various other businesses and investments. We are a party to certain ordinary-course commercial agreements and/or transactions, including those noted below, with entities associated with Certares and Knighthead.
•
Agreements between WUPJ and Hertz Global Holdings, Inc. and its affiliates (“Hertz”) entered into in the ordinary course of business, pursuant to which Wheels Up and its employees may rent vehicles from Hertz, and Hertz extends certain benefits and status to Wheels Up members and customers that Wheels Up refers to Hertz for vehicle rentals, in exchange for referral and concession fees and other benefits. Certares and Knighthead serve as co-investment managers of CK Amarillo LLC, an entity that owns a substantial portion of Hertz. Aggregate payments between the Company and its subsidiaries, on the one hand, and Hertz, on the other hand, since January 1, 2024 were approximately $1.6 million and the amount of each of Certares’ and Knighthead’s indirect pecuniary interest in these transactions may be deemed to be up to that amount.

•
Transactions between certain of the Company’s subsidiaries and MAH, related to fixed base operator, fueling and other services provided by MAH to Wheels Up in the ordinary course of business. Certares and Knighthead serve as co-investment managers to an entity that owns a portion of MAH. In addition, Messrs. Cantor and Lazar are members of the board of directors of MAH. Aggregate payments between the Company and its subsidiaries, on the one hand, and MAH, on the other hand, since January 1, 2024 were approximately $0.2 million and the amount of each of Certares’ and Knighthead’s indirect pecuniary interest in these transactions may be deemed to be up to that amount.

Other Related Person Transactions
Wheels Up’s Commercial Relationship with Tropic Ocean Airways
In March 2022, Wheels Up, through its indirect subsidiary, made an investment in Tropic Ocean Investors LLC (“Tropic Ocean”), which owns Tropic Ocean Airways, an amphibious airline and leading provider of last-mile private charter and scheduled service in Florida, the Northeastern U.S., the Bahamas and the Caribbean. The Company, through its indirect subsidiary, owns approximately 14.56% of

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 31

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Tropic Ocean, has the right to designate one person to serve on the board of managers of Tropic Ocean, and is party to a multi-year commercial cooperation agreement (the “TOA CCA”) with Tropic Ocean. Mr. Mattson, our Chief Executive Officer, holds minority equity interests in, and is a member of the board of managers of, Tropic Ocean. Total payments to Tropic Ocean, including under the TOA CCA for charter flights operated by Tropic Ocean for Wheels Up’s members and customers, since January 1, 2024 were approximately $0.5 million. Because Mr. Mattson holds an equity interest in Tropic Ocean in excess of the threshold identified under Item 404(d) of Regulation S-K, the amount of his indirect pecuniary interest in these transactions may be deemed to be up to that amount.
Commercial Relationship with CVS Health
WUP LLC, a subsidiary of Wheels Up, has entered into certain agreements in the ordinary course of business with certain affiliates of CVS Health (“CVS Pharmacy”), pursuant to which CVS Pharmacy serves as WUP LLC's pharmacy benefits manager for U.S.-based employees that are eligible to enroll in WUP LLC’s health benefits plans. Mr. Farah is currently a director of CVS Health, the parent company of CVS Pharmacy, and was formerly the Executive Chair of the Board of CVS Health from October 2024 to December 2025. Aggregate payments between the Company and its subsidiaries, on the one hand, and CVS Pharmacy, on the other hand, since January 1, 2024 were approximately $7.5 million.
Director and Officer Indemnification
We have entered into customary indemnification agreements with each of our directors and executive officers as part of their onboarding process. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director, officer, employee or agent or a director, officer, employee or agent of any of our subsidiaries or was serving at our request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.

32 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

DIRECTOR COMPENSATION
Director Compensation Program
The Company’s director compensation program is designed to provide a compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and align our directors’ interests with those of our stockholders. The Compensation Committee has approved, and may from time to time adjust in its discretion, our director compensation program, under which Compensation-Eligible Directors (as defined herein) are entitled to receive a combination of cash retainer fees, equity incentive awards granted under the A&R 2021 LTIP and flight hours granted under the Company’s flight hours policy (as amended from time to time, the “FHP”).
Directors who are or were employees of Delta, CK Wheels or CIH or their respective affiliates during 2025 (each such director, a “Non-Compensated Director”) and our Chief Executive Officer, who is also a director, did not receive any compensation for their service on the Board during 2025. Any reference to director compensation entitlements in this Proxy Statement refers to each of Messrs. Armstrong, Moak and Summe (each, a “Compensation-Eligible Director”), each of whom is not a Non-Compensated Director. If Mr. Farah is elected to the Board at the Annual Meeting, it is expected that he will initially be a Compensation-Eligible Director.
Cash Retainers
Each Compensation-Eligible Director may receive annual cash retainers as described in the table below for general availability and participation in meetings and conference calls of the Board, and for holding certain Board-related positions. We pay cash retainers to Compensation-Eligible Directors in quarterly installments following the annual meeting of stockholders each year and, unless otherwise determined by the Board, such cash retainers will be prorated for any partial year of service. We do not pay additional compensation for attending individual committee meetings of the Board, but all directors are reimbursed for reasonable and necessary out-of-pocket expenses incurred to attend Board and committee meetings or performing other services in their capacity as a director.

Annual Cash Retainers
Compensation-Eligible Director	$50,000
Chairperson of the Board and/or Lead Independent Director (if applicable)	$35,000
Chairperson of the Audit Committee	$15,000
Chairperson of the Compensation Committee, NESG Committee, and Safety and Security Committee	$10,000

Equity Awards
Each Compensation-Eligible Director may receive an annual award of restricted stock units (“RSUs”) under the A&R 2021 LTIP having an aggregate grant date fair value of $175,000, which have historically been granted following the annual meeting of stockholders each year and vest in quarterly installments by the date of the next annual meeting of stockholders. The Board, in its discretion, may approve an RSU grant for any newly appointed Compensation-Eligible Director, which will be prorated for any partial year of service.
Flight Hours
Under the FHP, in 2025, each Compensation-Eligible Director was entitled to receive 25 flight hours on a King Air 350i aircraft ($84,400 estimated value) and we awarded five additional flight hours on a King Air 350i aircraft ($16,880 estimated value) to each Compensation-Eligible Director that served as the Chairperson of the Board or a Board committee. We determine the estimated value of the personal use of our aircraft as the incremental cost to Wheels Up per hour of flight based on the estimated variable operating costs for the applicable cabin class. If the Compensation-Eligible Director flies on an aircraft other than the cabin class on which flight hours have been granted, we reduce the total value of the flight hours then available for future use by the applicable hourly rate for the aircraft actually flown. We deposit flight hours on a quarterly basis following the Company’s annual meeting of stockholders. Any flight hours not utilized in the year of grant may be carried over to subsequent years, including after the resignation of a director unless the director becomes employed by or affiliated with a competitor to the Company, at which time any remaining flight hours are automatically forfeited. As a result, flight hours used in a given year may exceed flight hours awarded in that year due to the carryover of flight hours awarded in prior years. Directors may use Company aircraft or receive reimbursement for other travel methods to attend Board or committee meetings.
We also allow all directors to acquire Wheels Up’s products and services, including additional flight hours, at a price determined by the Board that are intended to be not less than the then-current direct operating cost to us.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 33

DIRECTOR COMPENSATION (continued)
Director Compensation Table
The table below sets forth compensation information for each of our directors during the year ended December 31, 2025. Messrs. Bellemare, Cantor, Davis, James, Janki, Klein, Lazar, Nedelman and Zirkin were Non-Compensated Directors in 2025 and, accordingly, did not receive any compensation for their services as directors. Mr. Mattson is not compensated for his service as a director and compensation information for his service as Chief Executive Officer is included under “Executive Compensation—Summary Compensation Table” below. Totals in the table below may differ from the sum of listed components due to rounding.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Adam Zirkin (Chairperson of the Board)	—	—	—	—
Timothy Armstrong(4)	50,000	175,001	76,116	301,117
Alain Bellemare	—	—	—	—
Adam Cantor	—	—	—	—
Andrew Davis	—	—	—	—
Dwight James	—	—	—	—
Daniel Janki(5)	—	—	—	—
Thomas Klein	—	—	—	—
Zachary Lazar	—	—	—	—
Lee Moak	70,000	175,001	35,786	280,786
Gregory Summe	62,500	175,001	77,054	314,554

(1)	Fees earned or paid in cash reflect annual cash retainers paid to directors.
In 2025, Mr. Moak received $10,000 of additional cash compensation from the Company for his service as the Board’s representative on the board of managers of Tropic Ocean. Such arrangement was approved by the Board and the Compensation Committee, and quarterly payments of $5,000 paid at the same time as other Board annual cash retainer amounts are expected to continue for so long as Mr. Moak serves in such capacity on behalf of the Board.
For the 2025 Board service year, Mr. Summe elected to receive his $50,000 annual cash retainer in the form of RSUs, which grant was approved by the Board effective June 10, 2025. See footnote 2 below for details with respect to such RSU grant. The annual cash retainer amount for Mr. Summe also includes a $12,500 cash payment made in error during 2025, which the Company expects to recoup by reducing future annual cash retainer payable to Mr. Summe during the 2026-2027 Board service year.
(2)
Represents the aggregate grant date fair value of RSUs granted under the A&R 2021 LTIP, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). On June 10, 2025, the Board approved grants of 115,132 RSUs under the A&R 2021 LTIP with an aggregate grant date fair value of $175,001 based upon the closing price per share of Common Stock of $1.52 on that date, to each of Messrs. Armstrong, Moak and Summe for the 2025-2026 Board service year, of which 25% vested on each of September 10, 2025, December 10, 2025 and March 10, 2026, and the remainder of which are scheduled to vest on the Annual Meeting date, subject to the director’s continued service to the Company. As disclosed in footnote 1 above, Mr. Summe elected to receive $50,000 of his annual cash retainer in RSUs, which resulted in the grant of an additional 32,894 RSUs to him effective June 10, 2025 based upon the closing price per share of Common Stock of $1.52 on that date. Such additional RSUs granted to Mr. Summe have the same vesting schedule as the other RSUs granted to him and the other Compensation-Eligible Directors on that date. As of December 31, 2025, unvested equity incentive awards granted to (i) each of Messrs. Armstrong and Moak consisted of 57,566 RSUs and (ii) to Mr. Summe consisted of 74,104 RSUs, in each case 50% of which vested on March 10, 2026 and the remaining 50% are scheduled to vest on the Annual Meeting date, subject to continued service through such vesting date.

(3)
The amount presented above in the “All other compensation” column reflects the incremental cost to us for each Compensation-Eligible Director’s use of flight hours under the FHP. The table below reflects flight hours awarded and used in 2025. In 2025, Mr. Moak received 10 additional flight hours on a King Air 350i aircraft ($33,750 estimated value) under the FHP for his role as the Board’s representative on the board of managers of Tropic Ocean. Such arrangement was approved by the Board and the Compensation Committee, and is expected to continue for so long as Mr. Moak serves in such capacity on behalf of the Board. Non-Compensated Directors did not receive flight hours under the FHP during 2025 and are not listed in the table below. For more information, see “Flight Hours” above.

Name	Flight Hours Awarded	Flight Hours Used
Timothy Armstrong	25.0	16.1
Lee Moak	35.0	10.6
Gregory Summe	25.0	11.8

(4)	Mr. Armstrong will not stand for reelection at the Annual Meeting.
(5)
Mr. Janki resigned from the Board and all committees thereof effective April 22, 2026 and was replaced by Mr. Snell as of that date. Mr. Snell is not listed in the table above, because he did not serve as a director during year ended December 31, 2025.

34 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the Record Date:

Name	Age	Position(s)
George Mattson	60	Chief Executive Officer and Director
John Verkamp	46	Chief Financial Officer
Mark Briffa	61	Chief Sales Officer
Alexander Chatkewitz	61	Chief Accounting Officer
David Godsman	53	Chief Digital Officer
David Holtz	69	Chief Operating Officer
Brian Kedzior	45	Chief People Officer
Matthew Knopf	69	Chief Legal Officer
Kristen Lauria	57	Chief Marketing Officer
Meaghan Wells	38	Chief Growth Officer

George Mattson. Mr. Mattson has served as the Company’s Chief Executive Officer since October 2023 and as a member of the Board since September 2023 pursuant to the Investor Rights Agreement. He joined Wheels Up following almost 20 years as an investment banker at Goldman Sachs and subsequently, as a private investor and dedicated corporate board member, including at Delta (NYSE: DAL) from 2012 to 2023 and Air France-KLM (PAR: AF) from 2017 until 2021. Mr. Mattson began his career at IBM and held various sales and marketing roles from 1987 to 1993. In 1994, he joined Goldman Sachs and was most recently a partner and the co-head of the Global Industrials Group in Investment Banking until 2012. From 2012 until joining Wheels Up, Mr. Mattson was a private investor and served as President of Star Mountain Capital, a specialized private investment firm, for a brief period in 2023 before joining Wheels Up. Mr. Mattson has served on the board of directors of Xos (NASDAQ: XOS) since 2021. In addition to formerly serving on the boards of directors of Delta and Air France-KLM, he served as a director for Virgin Galactic Holdings, Inc. (NYSE: SPCE) from 2019 to 2023, Virgin Orbit Holdings, Inc. from 2021 to 2023, NextGen Acquisition Corp II in 2021, and NextGen Acquisition Corp from 2020 to 2021. Mr. Mattson holds a Bachelor of Science degree in Electrical Engineering from Duke University and MBA from the Wharton School of the University of Pennsylvania.
John Verkamp. Mr. Verkamp has served as Wheels Up’s Chief Financial Officer since March 2025. Mr. Verkamp joined Wheels Up after over 20 years at GE and GE Vernova Inc. (“GE Vernova”), which included multiple financial leadership positions within GE’s Aerospace and Vernova organizations. Mr. Verkamp joined GE Vernova in 2018 and most recently served as Chief Financial Officer of its Gas Power Global Services business from April 2023 to March 2025. Prior to assuming that role, he served as Chief Financial Officer of Gas Power Transactional Services from April 2021 to April 2023, Chief Financial Officer of Gas Power Commercial and Services from March 2019 to April 2021 and Senior Executive of Financial Planning and Analysis for GE Power from June 2018 to March 2019. Prior to joining GE Vernova, he held a number of leadership roles at GE Aerospace, including as Chief Financial Officer of Avio Aero from November 2015 to June 2018, Chief Financial Officer of Commercial Finance and Risk from March 2013 to October 2015 and Executive Services Financial Planning and Analysis from May 2010 to March 2013. He started his career with GE Plastics in 2003 and subsequently held various audit and financial roles at other GE companies. Mr. Verkamp holds a Bachelor of Science degree in Finance and Accounting from the Kelley School of Business at Indiana University.
Mark Briffa. Mr. Briffa has served as Chief Sales Officer since June 2025. He formerly served as Wheels Up’s EVP, Charter and CEO of Air Partner Limited (“Air Partner”) from February 2024 to June 2025 and Wheels Up’s Chief Commercial Officer from March 2023 to February 2024. In his role, Mr. Briffa leads Wheels Up’s global sales organization. Mr. Briffa has extensive knowledge of air charter broking and of the aviation industry worldwide, with over 30 years of experience working within the aviation sector and having overseen multiple acquisitions that currently comprise Air Partner’s services division. From April 2022 until his appointment as Chief Commercial Officer in March 2023, Mr. Briffa served as President of International Charter & Aviation Services, where he oversaw both the charter and services divisions. From April 2010 until the acquisition of Air Partner by Wheels Up in April 2022, Mr. Briffa served as Chief Executive Officer of Air Partner, which was publicly traded on the London Stock Exchange, and as a board member since 2006. Before joining Air Partner in 1996 as a Commercial Jets Broker, Mr. Briffa held commercial roles at Air 2000 and All Leisure. Mr. Briffa completed his education at Longhill High School in the United Kingdom, and passed his General Certificate Education exams with distinctions. Mr. Briffa also attended two senior programs at the Cranfield School of Management before becoming a guest on the program, where he has presented on leadership and management.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 35

INFORMATION REGARDING EXECUTIVE OFFICERS (continued)
Alexander Chatkewitz. Mr. Chatkewitz has served as Wheels Up’s Chief Accounting Officer since March 2024. Prior to joining the Company, he served as Senior Vice President, Finance & Controller for Centric Brands LLC (“Centric Brands”) from May 2022 to November 2023, and prior to joining Centric Brands, served as Vice President, Controller & Chief Accounting Officer for JetBlue Airways Corporation (“JetBlue”) from December 2014 to May 2022. He served in various high-level accounting, financial reporting and controllership positions with Marsh McLennan Companies, Altria Group, Inc. and Phillip Morris International Inc. prior to joining JetBlue. Mr. Chatkewitz holds a Bachelor of Science in Business Administration degree in Accounting from Bucknell University, and is a Certified Public Accountant.
David Godsman. Mr. Godsman has served as Wheels Up’s Chief Digital Officer since June 2023. Mr. Godsman is responsible for overseeing the Company’s Digital Product, Technology and Data Services teams. Mr. Godsman has more than 25 years of experience leading digital transformation at the Fortune 100 level. Most recently, he was the Chief Executive Officer and Director of Foro, an industry-leading Fintech company focused on revolutionizing commercial lending, from August 2021 to May 2023. Prior to Foro, Mr. Godsman was Global Chief Digital Officer at The Coca-Cola Company from December 2016 to March 2021, and prior to that time held various senior digital roles at Bank of America and Starwood Hotels & Resorts. Mr. Godsman holds a Bachelor of Arts degree in Business & Economics from Randolph-Macon College.
David Holtz. Mr. Holtz has served as Wheels Up’s Chief Operating Officer since February 2024. He has over 40 years of flight operations experience and most recently served as Senior Vice President, Operations at Delta from November 2011 to February 2024. Mr. Holtz joined Delta in May 1979 and has held several senior leadership roles in operations control and management of the airline’s global fleet. Since March 2022, Mr. Holtz has assisted Wheels Up as Chairman of Operations, a role in which he was responsible for the oversight of the Company’s efforts to harmonize and consolidate its various Federal Aviation Administration Part 135 operating certificates.
Brian Kedzior. Mr. Kedzior has served as Wheels Up’s Chief People Officer since March 2024. As Chief People Officer, Mr. Kedzior is responsible for all aspects of human resources and culture, including organizational design, talent acquisition, development, and retention, as well as total rewards. Prior to being appointed as Chief People Officer, he served as Interim Chief People Officer at Wheels Up from October 2023 to March 2024 and Senior Vice President, Organization & Talent Development from May 2022 to October 2023. Prior to joining Wheels Up, Mr. Kedzior served as Senior Vice President, Human Resources and Communications at Parallel, an affiliate of Surterra Holdings, Inc., from November 2021 to May 2022 and Vice President, Talent Management from January 2020 to November 2021. Prior to joining Parallel, he served as Senior Director, Organizational Development and Change Management at Walgreens from November 2017 to January 2020. Mr. Kedzior holds a Bachelor of Arts degree in Corporate/Organizational Communications from Northern Illinois University.
Matthew Knopf. Mr. Knopf has served as Wheels Up’s Chief Legal Officer since September 2024. From December 2015 until September 2024, Mr. Knopf served as Senior Vice President & Deputy General Counsel of Delta. At Delta, he led the Corporate Transactions, Aircraft Transactions & Finance, SEC & Corporate Governance and Corporate Real Estate legal teams. Before he joined Delta, he was a corporate partner in the Minneapolis office of Dorsey & Whitney LLP, where he led the firm-wide mergers and acquisitions practice. Mr. Knopf holds a Bachelor of Arts degree from Stony Brook University and a Juris Doctorate from the University of Chicago School of Law.
Kristen Lauria. Ms. Lauria has served as Wheels Up’s Chief Marketing Officer since May 2023. Ms. Lauria focuses on Wheels Up’s member value proposition and customer acquisition. In this role, she is responsible for overseeing the Company’s brand, creative and customer acquisition and retention, as well as member and customer experience. Previously, Ms. Lauria was the Executive Vice President and Global Chief Marketing Officer of Cigna Corporation (“Cigna”) from March 2020 to August 2021. Prior to Cigna, she spent over 17 years at IBM in various positions, where she led teams through significant technology shifts like the rise of mobile, the move to the cloud, and the establishment of Artificial Intelligence as a critical business tool. Ms. Lauria holds a Master of Business Administration degree from MIT Sloan School of Management, and a Bachelor of Science degree and Master of Science degree in Mechanical and Aerospace Engineering.
Meaghan Wells. Ms. Wells has served as Wheels Up’s Chief Growth Officer since June 2025. As Chief Growth Officer, she is responsible for oversight of Wheels Up’s revenue management, product strategy and competitive analysis, fleet and corporate strategy, partnerships and enterprise planning efforts. Ms. Wells joined Wheels Up in November 2024 and served as Executive Vice President, Enterprise Planning and Strategy until June 2025. Prior to joining Wheels Up, Ms. Wells was Chief Financial Officer of TF Holding Ltd., a private company that manages diversified investments, including in private aviation, from July 2021 to November 2024. Prior to that time, she served as Chief Investment Officer of Vista Global Holding Limited (“Vista”), a private aviation company, from January 2019 to July 2021, and Vice President, Finance, for VistaJet International, a subsidiary of Vista, from March 2016 to January 2019. Ms. Wells began her career as an Analyst at Bank of America, and was formerly an Associate at BNP Paribas and Vice President at Fifth Street Asset Management. She holds a Bachelor of Science degree in Accounting from the Stern School of Business at New York University.

36 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
This Executive Compensation section discusses the material components of the executive compensation programs and policies for our named executive officers included in the Summary Compensation Table below. This discussion contains forward-looking statements that are based on our current intentions, objectives, considerations, expectations and determinations regarding future compensation programs or aspects of the Company’s performance on which compensation may be based. Our future compensation programs may differ from our current programs or current plans described in this discussion.
Named Executive Officers
Our NEOs for the year ended December 31, 2025 were:
•	George Mattson, our Chief Executive Officer (Principal Executive Officer since October 2, 2023) and a director;
•	John Verkamp, our Chief Financial Officer; and
•	Mark Briffa, our Chief Sales Officer.
Our Compensation Philosophy
Our compensation philosophy and programs are designed to support our overall business and compensation goals. The Compensation Committee sets our executive compensation philosophy and oversees our compensation and employee benefits programs, including the compensation to our NEOs. The Compensation Committee has the authority to establish the compensation mix, any performance measures, goals, targets and business objectives that may be applicable for any element of such compensation mix, that it believes are appropriate for each NEO. The Compensation Committee also determines the benefits and severance arrangements available to our NEOs.
When making compensation decisions for our NEOs other than our Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer with respect to such compensation decisions, but the Compensation Committee retains the ultimate discretion to set the compensation for our NEOs. Although the Compensation Committee is authorized to do so, it did not otherwise delegate any of its responsibilities or establish thresholds below which approval for some of its activities can be delegated to management without direct Compensation Committee involvement during the periods covered by the Summary Compensation Table in this Proxy Statement.
The Role of Our Compensation Consultant
The Compensation Committee is authorized under its charter to retain compensation consultants and to approve such consultants’ compensation. The Compensation Committee has retained Willis Towers Watson US LLC (“WTW”) to act as its independent compensation consultant and to provide it with advice and support on compensation issues. Upon the request of the Compensation Committee and management, WTW has provided analyses of peer compensation structures and benchmarking, and has made recommendations on the amount and form of executive and director compensation for the Compensation Committee to consider when making compensation decisions. The Compensation Committee reviewed and confirmed the independence of WTW as its independent compensation consultant. Neither WTW nor any of its affiliates provide any services to Wheels Up, except for services related solely to director, executive officer and employee compensation, and certain risk and insurance broking services that in the aggregate were not in excess of $120,000 since January 1, 2024.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 37

EXECUTIVE COMPENSATION (continued)
Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation to our NEOs for services rendered in all capacities during 2025 and 2024. Totals in the table below may differ from the sum of listed components due to rounding.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
George Mattson, Chief Executive Officer & Director
	2025	625,000	760,000	—	490,000	199,510	2,074,510
	2024	625,000	—	—	850,000	92,560	1,567,560
John Verkamp, Chief Financial Officer(6)
	2025	401,923	212,104	9,720,000(7)	269,500	3,808	10,607,335
Mark Briffa, Chief Sales Officer(8)
	2025	606,015	161,457	703,126	1,126,290(9)	100,043	2,696,932
	2024	564,800	—	1,829,848	406,569	66,364	2,867,580

(1)
Reflects 2025 annual base salaries for Messrs. Mattson and Briffa of $625,000 and £450,000 (approximately $606,015), respectively. For Mr. Verkamp, reflects prorated amount of his 2025 annual base salary of $550,000 after he began serving as the Company’s Chief Financial Officer on March 31, 2025.

(2)
For Mr. Mattson, reflects a discretionary cash bonus award recommended and approved by the Compensation Committee, and for Messrs. Verkamp and Briffa, reflects discretionary cash bonus awards approved by the Compensation Committee upon the recommendation of our Chief Executive Officer, in each case for extraordinary contributions to the Company’s multi-year business transformation plan during 2025.

(3)
Reflects the aggregate grant date fair value of: (i) the Wheels Up Experience Inc. Performance Award Agreement, dated as of March 31, 2025, granted to Mr. Verkamp (the “CFO Performance Plan”); and (ii) RSUs and PSUs, as applicable, granted under the A&R 2021 LTIP to Mr. Briffa in 2025 and 2024. All amounts were calculated in accordance with ASC 718 and, with respect to the CFO Performance Plan, using the assumptions contained in Note 11, Stockholders’ Equity and Equity-Based Compensation of the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2025 Form 10-K. The grant date fair values of the 146,485 and 58,174 PSUs granted to Mr. Briffa on February 26, 2025 and 2024, respectively, were $175,782 and $178,594, respectively. Assuming at the grant date that the highest level of performance conditions (200%) will be achieved for each PSU, the grant date fair values of such PSUs would have been $351,563 and $357,188, respectively. See “—Outstanding Equity Awards at Fiscal Year End” below for vesting conditions of such stock awards.

(4)
Reflects amounts earned by our NEOs upon the achievement of certain Company and individual performance objectives approved by the Board for such years under the Bonus Plan (as defined herein), which were paid to the NEOs during the first quarter of the subsequent fiscal year. See “—Narrative Disclosure to Summary Compensation Table—Primary Elements of Compensation” below for a description of the Bonus Plan.

(5)	Reflects aggregate amounts in the “Value of Flight Hours Used,” “Contributions to Retirement Plans” and “Other Perquisites and Benefits” columns in the table below:

Name	Flight Hours Awarded(a)	Flight Hours Used	Value of Flight Hours Used ($)	Contributions to Retirement Plans ($)(b)	Other Perquisites and Benefits ($)(c)
George Mattson	75.2	29.2	179,952	19,558	—
John Verkamp	17.5	—	—	3,808	—
Mark Briffa	20.0	—	—	72,733	27,311

(a)	For Mr. Verkamp, the total number of hours reflected in the table above is prorated for his term of service during 2025 pursuant to the Verkamp Offer Letter (as defined herein).
(b)
For Messrs. Mattson and Verkamp, reflects aggregate contributions by us on their behalf under our 401(k) plan during 2025. For Mr. Briffa, reflects aggregate payments to Mr. Briffa with respect to contributions under the U.K. Pensions Act of 2008, as required under the Briffa Service Agreement (as defined herein).

(c)
Messrs. Mattson and Verkamp did not receive other perquisites or personal benefits in excess of the reporting thresholds under SEC rules. For Mr. Briffa, reflects a $20,200 vehicle allowance, $4,971 of employer-paid private health insurance premiums for Mr. Briffa’s family members and $2,140 of technology-related reimbursements. From time to time, the NEOs attend events hosted, produced or sponsored by Wheels Up at no measurable incremental cost to Wheels Up. In addition, certain Wheels Up executives and employees are provided with Delta SkyMiles 360™ and SkyMiles Medallion® benefits pursuant to the Benefits Agreements at no measurable incremental cost to Wheels Up.

(6)	Mr. Verkamp was hired as Chief Financial Officer on March 31, 2025.

38 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
(7)
For 2025, reflects the grant-date fair value of the CFO Performance Plan, in accordance with ASC 718 using a Monte Carlo simulation model. The derived service period for the CFO Performance Plan, which is a multi-year, one-time performance award in lieu of future annual equity compensation grants to the recipient, was 3.8 years at the time of grant. Any issuance of shares or cash payment under the CFO Performance Plan is contingent upon both the occurrence of a Repayment Event (as defined in the CFO Performance Plan) and the satisfaction of certain service-based vesting conditions. For purposes of calculating the grant-date fair value of the CFO Performance Plan reflected in the table above, the achievement of the related performance objective was deemed probable of being achieved on September 20, 2028 (the scheduled maturity date for the Term Loan). However, as of December 31, 2025 and the date of this Proxy Statement, the performance- and service-based vesting conditions under the CFO Performance Plan had not been satisfied. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied, or that the CFO Performance Plan will vest or result in the issuance of any shares of Common Stock or cash payments.

As of the date of this Proxy Statement, the Company’s stockholders have authorized the potential issuance of up to 12.0 million shares under the CFO Performance Plan upon vesting, if at all. As a result, the grant date fair value of the CFO Performance Plan, assuming that the highest level of performance conditions will be achieved and all shares of Common Stock currently authorized for issuance thereunder are ultimately issued, would have been approximately $12.1 million based on the price per share of Common Stock of $1.01 at the close of the trading day on March 31, 2025, the grant date. See “—Executive Performance Plans” below for more information about the CFO Performance Plan.
(8)
Mr. Briffa served as the Company’s EVP, Charter and CEO of Air Partner from February 2024 to June 2026, at which time his title changed to Chief Sales Officer. All amounts for Mr. Briffa, who resides in the United Kingdom, for 2025 and 2024 have been converted to U.S. Dollars based on an exchange rate of $1.3467 and $1.2551, respectively, per £1 rounded to the nearest whole United States Dollar, which was the applicable exchange rate selected by the Company as of December 31, 2025 and 2024, respectively. The actual amounts paid to Mr. Briffa throughout 2025 and 2024 expressed in U.S. Dollars may be different than the amounts reported above depending on the applicable exchange rate at the time each payment was made.

(9)
Reflects the aggregate of $304,290 for 2025 performance under the Bonus Plan and $822,000 under the Sales Incentive Award (as defined herein) related to Mr. Briffa’s performance during 2025 and 2024 as determined by the Compensation Committee. See “Narrative Disclosure to Summary Compensation Table—Employment Arrangements with NEOs—Sales Incentive Award” below for details about the Sales Incentive Award and related amounts paid to Mr. Briffa in 2025.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 39

EXECUTIVE COMPENSATION (continued)
Narrative Disclosure to Summary Compensation Table
Primary Elements of Compensation
The Compensation Committee determined that compensation of our NEOs in 2025 would include the compensation elements described in the table below. The descriptions below relate only to our NEOs and may differ for our broader employee base.

Type	Component	Purpose(s)	Review & Determination Process
Fixed Compensation	Base Salary	• Provide fixed annual pay based on NEO’s role, responsibilities, skills and experience • Cash compensation
•
Historically, the base salary in the NEO’s employment agreement or offer letter was based on, among other things, internal pay parity, peer compensation and the specific experience and skills of the individual
•
Compensation Committee assesses base salary as part of first quarter annual compensation review process and periodically adjusts in its discretion, considering, among other things, individual attributes and peer benchmarks

Performance-based Cash Compensation	Annual Incentive Bonus Plan (the “Bonus Plan”)
•
Provide “at-risk,” short-term pay to reward NEOs for meeting objective or subjective annual performance goals
•
Cash compensation, reported for the year in which performance attributable to such bonus was completed

The Compensation Committee:
•
Sets performance metrics in the first quarter of each year based on internal financial forecasts
•
Determines level of achievement in the first quarter following the performance year based on the Company’s fiscal year financial or operating results and individual performance factors
•
For 2025, based annual incentive bonus decisions on a mix of Company financial and operating performance metrics and individual performance measures intended to reward individual contributions and execution of our business plans and strategic priorities
•
From time to time, will fix annual incentive bonus for first full or partial year of service for a newly hired executive officer as a hiring incentive

Discretionary or Retention Bonuses
•
Provides additional compensation for the achievement of key objectives or extraordinary contributions to the Company’s past or future success outside of Bonus Plan
•
Periodically granted for retention purposes where in the Company’s best interests

•
The Compensation Committee and/or our Chief Executive Officer (subject to approval by the Compensation Committee) may recommend discretionary or retention bonuses from time to time
•
Historically only used in extraordinary circumstances, with a preference for “at-risk” Bonus Plan compensation

40 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Type	Component	Purpose(s)	Review & Determination Process
Long-Term Equity Incentives – Performance- and Time-Based	Stock awards
•
Provide “at-risk,” long-term incentive compensation to motivate NEOs to contribute to Company performance and align NEO long-term pay outcomes with the interests of the Company’s stockholders
•
Equity incentive awards are granted under the A&R 2021 LTIP, Executive Performance Plans or other equity incentive plans approved from time to time, reported in the year of grant

The Compensation Committee:
•
Grants equity incentive awards to NEOs per the terms of the applicable plan
•
Determines target percentage of total compensation to be allocated to long-term equity incentives as a percentage of base salary
•
In 2025, allocated total annual grants under the A&R 2021 LTIP 75% in RSUs and 25% in PSUs
•
Sets objective performance- and/or service-based metrics to determine vesting of long-term equity incentive awards, monitored through time and equitably adjusted as determined by the Compensation Committee, as needed
•
Approved the Executive Performance Plans (as defined herein) for certain executive officers as multi-year performance awards in lieu of other equity compensation awards
•
See “—A&R 2021 LTIP” and “—Executive Performance Plans” below for more information.

Perquisites & Other Benefits	Flight Hours	• Given the nature of our business, provide a value-capped perquisite, allowing NEOs to use our aircraft for personal benefit to promote the Wheels Up brand
•
Flight hour awards are granted pursuant to and governed by the FHP approved by the Compensation Committee
•
Certain NEO employment arrangements prescribe a minimum number of flight hours per cabin class per year
•
See “—Flight Hours & Aircraft Use” below for more information.

401(k) Plan Match & Broad-Based Employee Benefits
•
Provide overall competitive benefits package, including a 401(k) plan with employer matching, group life insurance, group health insurance and short- and long-term disability insurance
•
Generally available to broader employee base

•
Compensation Committee annually reviews and periodically approves the Company’s employee benefit plans and other benefits for employees
•
Reviews include benchmarking against peers to ensure benefits remain competitive
•
Wheels Up does not have defined benefit plans

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 41

EXECUTIVE COMPENSATION (continued)

Type	Component	Purpose(s)	Review & Determination Process
Other Benefits & Termination-Related Compensation
•
Attract and retain talented individuals by providing, among others, housing or vehicle allowances, hiring incentives and reimbursements for commuting expenses, relocation expenses, specified legal fees or life insurance premiums for policies in addition to those generally provided to all employees
•
Provide predictability for the Company upon separation of a NEO by offering limited post-separation benefits under the Severance Guidelines (as defined herein) or as otherwise determined by the Compensation Committee

•
For other benefits, the Compensation Committee:
○
Periodically evaluates whether to provide as part of total executive compensation program, considering the NEOs’ overall compensation and the relative benefit of providing such other benefits
○
May add or reduce benefits from time to time to attract or retain talented individuals, align with peer practices or reward contributions to the Company
•
For termination-related compensation:
○
Board and Compensation Committee have approved the Severance Guidelines (as defined herein), but may alter severance arrangements in their discretion or per the terms of the NEO’s employment arrangement
○
See “—Potential Payments Upon Termination or Change of Control” below for more information.

Annual Review, Compensation Cycle & Timing of Grants of Certain Equity Awards
The Company has historically completed its annual review and compensation cycle for all employees in the first quarter of each calendar year, at which time the Compensation Committee approves any go-forward base salary adjustments, annual cash bonuses under the Bonus Plan for the most recently completed fiscal year and equity incentive award grants to eligible employees, in each case including for our NEOs. The Compensation Committee also sets target performance metrics on an annual basis for certain PSUs during the Company’s annual review and compensation cycle. In certain circumstances, the Compensation Committee may approve grants of cash bonus or equity incentive awards at other times outside of the annual compensation cycle, including to new hires upon their start date and existing employees upon promotion or for retention purposes, as applicable. During 2025, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity incentive awards.
Allocation of Compensation
The Compensation Committee exercises its judgment to allocate executive compensation among fixed, “at-risk” and perquisite compensation, and to balance and align short- and long-term compensation to company and individual performance goals. The Compensation Committee reviews the allocation of compensation annually or more frequently as needed, including in connection with hiring new executive officers. The Compensation Committee also considers various factors, such as individual performance and internal pay equity, when determining the allocation of compensation. Decisions on allocation of compensation are made in consultation with the Company’s independent compensation consultant and are informed and guided by compensation data and market practice. The “at-risk” elements of compensation for 2025 are described in further detail under the captions titled “—Primary Elements of Compensation,” “—A&R 2021 LTIP” and “Executive Performance Plans” in this Proxy Statement.
A&R 2021 LTIP
Overview. The Wheels Up Experience Inc. 2021 Long-Term Incentive Plan was originally adopted on January 31, 2021 and approved by the Aspirational shareholders prior to the closing of the Business Combination. We adopted the A&R 2021 LTIP effective April 1, 2023, which was subsequently approved by the Company’s stockholders at the Company’s 2023 annual meeting of stockholders. At the Company’s annual meetings of stockholders held on June 6, 2024 and June 10, 2025, the Company’s stockholders approved Amendment No. 1 to A&R 2021 LTIP and Amendment No. 2 to A&R 2021 LTIP, respectively, in each case to increase the number of shares of Common Stock issuable under the A&R 2021 LTIP. On March 31, 2026, the Board, upon the recommendation of the

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EXECUTIVE COMPENSATION (continued)
Compensation Committee, approved the LTIP Amendment, subject to approval by the Company’s stockholders at the Annual Meeting. We are requesting that the Company’s stockholders approve the LTIP Amendment to, among other things, increase the number of shares of Common Stock authorized for issuance thereunder from 60,149,682 to 135,149,682 shares (i.e., an increase of 75,000,000 shares). See “Proposal No. 4—Amendment to Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan” for more information.
The A&R 2021 LTIP is administered by the Compensation Committee, which has the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the A&R 2021 LTIP. Eligible employees and certain non-employees of Wheels Up, including Compensation-Eligible Directors, are eligible to participate in the A&R 2021 LTIP. The long-term incentive awards under the A&R 2021 LTIP may consist of incentive options, non-statutory options, restricted stock, RSUs, PSUs, rights, dividend equivalents, other stock-based awards, performance awards or cash awards, or any combination of the foregoing, as the Board and the Compensation Committee may determine.
2025 Annual Grants under the A&R 2021 LTIP. The amount shown in the “Stock awards” column of the Summary Compensation Table for 2025 for Mr. Briffa represents the grant date fair value of the RSUs and PSUs under the A&R 2021 LTIP granted to him during 2025, and was calculated using the closing trading price per share of Common Stock on the applicable grant date determined in accordance with ASC 718.
As part of the Compensation Committee’s annual compensation review process and in consultation with the Company’s independent compensation consultant, the Compensation Committee determined in the first quarter of 2025 to, among other things, grant 25% of the total equity awards in the form of PSUs and the remainder in RSUs to Mr. Briffa and other senior employees. PSUs and RSUs granted under the A&R 2021 LTIP in the first quarter of 2025 will vest and settle on a one-for-one basis into shares of Common Stock, as follows:
•	1/4th of the RSUs vested on February 26, 2026 and the remaining RSUs will vest in 12 equal quarterly installments commencing May 26, 2026; and
•
the PSUs will vest, if at all, on the last day of the three-year performance period upon achievement of equally weighted performance metrics based on Adjusted EBITDAR excluding asset sales (a non-GAAP financial measure) and Gross Bookings (a key operating metric), with achievement based on three overlapping performance periods that are each equally weighted relative to the total number of PSUs granted: (i) the one-year performance for 2025; (ii) the two-year cumulative performance for 2025-2026; and (iii) the three-year cumulative performance for 2025-2027. No award will vest until the end of the three-year vesting period. The Compensation Committee will approve the level of achievement following the last performance period for the award. Please see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2025 Form 10-K for the definition and reconciliations of Adjusted EBITDAR (a non-GAAP financial measure) to Net income and the definition of Gross Bookings (a key operating metric).

All PSUs and RSUs granted to our NEOs under the A&R 2021 LTIP in 2025 are subject to such executive officer’s continued service to the Company through the applicable vesting date and forfeiture in the event of certain termination of service scenarios. See “—Potential Payments Upon Termination or Change of Control” for more information. RSUs and PSUs granted under the A&R 2021 LTIP to certain employees as a hiring or promotion bonus may have different vesting schedules.
Executive Performance Plans
The Wheels Up Experience Inc. Performance Award Agreement, dated as of November 30, 2023, granted to Mr. Mattson (the “CEO Performance Plan”) and CFO Performance Plan (together, the “Executive Performance Plans”), were granted effective November 30, 2023 and March 31, 2025, respectively. The Executive Performance Plans are one-time, multi-year performance awards granted in lieu of future annual equity compensation grants and are intended to provide our Chief Executive Officer and Chief Financial Officer with the opportunity to share in the long-term growth of the value of the Company. As a result, each of Messrs. Mattson and Verkamp did not receive grants of PSUs or RSUs under the A&R 2021 LTIP in 2025. Each Executive Performance Plan is intended to constitute a standalone equity incentive plan and any shares of Common Stock issued under such awards will not be issued under, or count against the number of shares of Common Stock reserved pursuant to, any of the Company’s other equity-based compensation plans or awards, including the A&R 2021 LTIP.
As of the date of this Proxy Statement, the Company’s stockholders have approved the potential issuance of up to 73.0 million and 12.0 million shares of Common Stock under the CEO Performance Plan and CFO Performance Plan, respectively, in each case subject to the satisfaction

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EXECUTIVE COMPENSATION (continued)
of the applicable performance- and service-based vesting conditions under such award, if at all. If on any Determination Date (as defined herein) there is not a sufficient amount of shares authorized by the Company’s stockholders to deliver the number of shares due under the Executive Performance Plans, then upon vesting, if at all, any amounts payable under any such Executive Performance Plan will not be paid in the form of the issuance of new shares of Common Stock and instead will be payable in cash.
Except as set forth in Section III.A of the A&R 2021 LTIP, the Executive Performance Plans incorporate the terms of the A&R 2021 LTIP, as it may be amended from time-to-time. The Executive Performance Plans consist of a contingent right to receive a number of newly issued shares of Common Stock upon: (i) repayment of the Company’s borrowings under the $390.0 million Term Loan plus any additional amounts drawn on the Term Loan, if at all; and (ii) satisfaction of service-based vesting conditions, which provide that 25% of the CEO Performance Plan will be eligible to vest on each of September 20, 2024, 2025, 2026 and 2027, and one-third of the CFO Performance Plan will be eligible to vest on each of September 20, 2025, 2026 and 2027, in each case so long as such officer remains employed with the Company as of such dates, subject to limited exceptions. A “Repayment Event” includes certain refinancings of the Term Loan on or before September 20, 2028, the scheduled maturity date of the Term Loan. Subject to the satisfaction of the applicable performance- and service-based vesting conditions described above, the number of shares of Common Stock that may vest and be issued under any Executive Performance Plan will first be determined on December 31st of the year in which a Repayment Event occurs, and then on December 31st of each subsequent year (each such date, a “Determination Date”) until December 31, 2028 (the “Final Determination Date”). At any Determination Date following a Repayment Event, the number of shares of Common Stock issuable under any Executive Performance Plan in connection with such Determination Date, if any, will be determined using the then applicable percentage associated with the service-based vesting condition (the “Service Vested Percentage”).
The number of shares of Common Stock subject to vesting and issuance, if any, under any Executive Performance Plan on each Determination Date following a Repayment Event is based on a formula that aligns the number of shares of Common Stock issuable under such Executive Performance Plan with the repayment or refinancing of the Term Loan and Revolving Credit Facility, the then applicable dollar value of the shares of Common Stock issued to the Lenders under the Investor Rights Agreement and the volume weighted average price per share of Common Stock during the 60 trading day period prior to the applicable Determination Date. The number of shares of Common Stock, if any, issuable under the Executive Performance Plans will vary depending on, among other things: (i) the occurrence and timing of a Repayment Event; (ii) the Lenders’ Total Investor Return (as defined in the applicable Executive Performance Plan) as a multiple of the aggregate principal amount of the Term Loan and any borrowings under the Revolving Credit Facility (as of the applicable Determination Date (as defined herein), the “Invested Capital Multiple”), if any; and (iii) the Service Vested Percentage as of the applicable Determination Date. There can be no assurance that the performance- and service-based vesting conditions under the Executive Performance Plans will be satisfied or that the foregoing variables will result in the vesting and issuance of any shares of Common Stock or cash payments pursuant to the Executive Performance Plans.
As of December 31, 2025 and the date of this Proxy Statement, the performance-based vesting conditions for the outstanding and unvested Executive Performance Plans were not met and no shares had vested.
Flight Hours & Aircraft Use
Given the nature of our business, we allocate a specified number of hours per year of flight time to our NEOs and directors for personal use. Our NEOs receive flight hours awards in accordance with their employment arrangement or the FHP, as applicable. Flight hours awarded for 2025 were deposited in quarterly installments.
The value of flight hours used by our NEOs, as reported in the Summary Compensation Table, reflects the incremental cost to us for the NEO’s use of flight hours. We determine the estimated value of the personal use of our aircraft as the incremental cost to Wheels Up per hour of flight based on the estimated variable operating costs for the applicable cabin class. If the NEO flies on an aircraft other than the cabin class on which flight hours have been granted, we reduce the total value of the flight hours then available for future use by the applicable hourly rate for the aircraft actually flown. For 2025, the aggregate incremental cost to the Company of flight hours compensation paid to our NEOs was $179,952. Under the FHP, any flight hours awarded but not used in the year in which granted may be carried over to subsequent years, including after the separation of the NEO unless the NEO becomes employed by or affiliated with, a competitor to the Company, at which time any remaining flight hours are automatically forfeited. As a result, flight hours used in a given year may exceed flight hours awarded in that year due to the carryover of flight hours awarded in prior years.
Under the FHP, our NEOs must reimburse us for any incremental cost to us for guests on the aircraft during business travel. The NEO may also pay for any personal travel in excess of their allotted hours, based on discounted hourly rates that have been approved by the Board and that cover the incremental cost to Wheels Up.

44 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
The NEOs incur taxable income for usage of their granted flight time, calculated in accordance with the tax Standard Industry Fare Level (“SIFL”). We reimburse NEOs for income taxes related to the tax SIFL owed for personal travel on our aircraft by “grossing-up” the taxable amounts. The amount reported in the Summary Compensation Table with respect to the incremental cost to us of flight hours compensation for each NEO is based on the variable operating costs to Wheels Up for the applicable cabin class, which exceeds the combined tax SIFL and any tax gross-ups for the applicable period.
Employment Arrangements with NEOs
We have entered into written employment arrangements with each of our NEOs that provide for “at will” employment. Certain of the compensation paid to the NEOs reflected in the Summary Compensation Table was provided pursuant to such employment arrangements, which are summarized below.
George Mattson (Chief Executive Officer)
Compensation Terms. Pursuant to his amended and restated employment agreement, dated November 30, 2023 (the “Mattson Employment Agreement”), Mr. Mattson is entitled to:
•	receive an annual base salary of $625,000, subject to annual review and periodic increase by the Board;
•
earn an annual incentive bonus with a target amount equal to $1.0 million, based on Wheels Up’s achievement of objective business plan metric and objectively determinable key performance indicator targets established annually by the Compensation Committee in consultation with Mr. Mattson; provided, the actual amount of his annual incentive bonus for any performance period will range from 0% to 200% of the target amount depending on the level of achievement;

•
receive up to 45 and 30 flight hours per year on Wheels Up’s mid-cabin and light-cabin aircraft, respectively (with any flight hours not used prior to the termination of his employment to be retained for future use, unless he is terminated for “Cause” (as defined herein for the purpose of the Mattson Employment Agreement));

•
if any payments or benefits under the Mattson Employment Agreement or otherwise would subject Mr. Mattson to excise taxes pursuant to Sections 280G or 4999 of the Internal Revenue Code, receive additional payments directly or made on his behalf to the applicable tax authority to put him in the same after-tax position as if the excise taxes did not apply;

•	voluntarily participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans; and
•	the award of the one-time CEO Performance Plan (in lieu of future annual equity compensation grants).
Termination of Service Terms. Under the Mattson Employment Agreement, Mr. Mattson’s employment is at-will and may be terminated by Wheels Up at any time with or without Cause (as defined herein for the purpose of the Mattson Employment Agreement), by Mr. Mattson for Good Reason (as defined herein for the purpose of the Mattson Employment Agreement), or by Wheels Up or Mr. Mattson for any reason with at least 60 days’ prior written notice to the other party. If Mr. Mattson resigns without Good Reason and Wheels Up waives the 60-day notice period, Wheels Up must continue to pay his base salary and provide employee benefits generally available to Company executives for the duration of such notice period; provided, that there will be no continuous vesting on any outstanding long-term incentive awards or other equity awards.
If Mr. Mattson’s employment is terminated:
•
by Wheels Up for Cause or by Mr. Mattson without Good Reason, he will be entitled to receive: (i) any accrued but unpaid base salary through the termination date; (ii) unreimbursed business expenses incurred prior to termination; (iii) any accrued but unpaid vacation or other leave; and (iv) any other accrued and vested employment benefits Mr. Mattson is entitled to under the employee benefit plans (collectively, the amounts described in clauses (i) through (iv), the “Accrued Obligations”);

•
by Wheels Up without Cause or by Mr. Mattson for Good Reason, subject to Mr. Mattson’s timely execution and non-revocation of a release of claims in favor of Wheels Up and compliance with applicable restrictive covenants, he will be entitled to receive: (i) the Accrued Obligations; (ii) 12 months of continued payment of his base salary; (iii) his annual incentive bonus for the year of termination based on Wheels Up’s actual performance for the full performance year and paid at the same time as other similarly situated executives; (iv) any accrued and unpaid annual incentive bonus for the fiscal year prior to the termination date; (v) immediate vesting of a portion of his long-term incentive award as if he had remained employed through the next vesting date and, if the next vesting date is less than three months after the termination date, a portion of his long-term incentive award as if he

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EXECUTIVE COMPENSATION (continued)
had remained employed through the vesting date following the next vesting date; and (vi) continuation of health benefits for him and his eligible dependents under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), including reimbursement for the employer portion of the premiums paid by him through the earlier of (A) 12 months following the termination date and (B) the date that he elects equivalent health benefit coverage with a new employer; or
•
due to death or Disability (as defined herein for purposes of the Mattson Employment Agreement), he or his legal representative, as applicable, will be entitled to the Accrued Obligations and any accrued and unpaid annual incentive bonus for the fiscal year prior to the termination date.

For purposes of the Mattson Employment Agreement:
•
“Cause” means any of the following which is not cured by Mr. Mattson (if capable of cure) within 30 days after his receipt of written notice from Wheels Up: (i) willful material dishonesty in the performance of his duties that results in material harm to the reputation or business of Wheels Up or its subsidiaries; (ii) gross negligence in the performance of his duties that results in material harm to the business of Wheels Up or its subsidiaries; (iii) gross material misconduct in the performance of his duties; (iv) his conviction of, or entering a plea of guilty or nolo contendere to, a felony (other than a vehicular-related felony); (v) willful breach of any material covenant contained in the restrictive covenant agreement that he entered into concurrently with the Mattson Employment Agreement; (vi) his intentional, material failure to follow, or intentional conduct that violates, Wheels Up’s or its subsidiaries’ written policies that are generally applicable to all employees or all officers of Wheels Up and its subsidiaries and that results in material harm to the reputation or business of Wheels Up or its subsidiaries; (vii) willful and repeated failure or refusal by him to comply with a written directive from the Board (unless such directive represents an illegal act) other than by reason of Disability (as defined herein); or (viii) a confirmed positive illegal drug test;

•
“Good Reason” means any of the following which is not cured by Wheels Up (if capable of cure) within 30 days after its receipt of written notice from Mr. Mattson provided within 60 days of the existence of any such event: (i) a material breach by Wheels Up of any material covenant or provision of the Mattson Employment Agreement; (ii) a change in his title, role or reporting relationship (including any requirement to report to any person other than the Board) or any material diminution in his material duties, authorities or responsibilities as Chief Executive Officer; (iii) a material reduction by Wheels Up in his annual base salary or annual incentive bonus, other than a reduction of annual base salary of not more than 15% that is substantially consistent with equivalent reductions in base salary for his direct reports; or (iv) a failure of Wheels Up to obtain the assumption in writing of all of its obligations under the Mattson Employment Agreement by any entity or person, other than a Wheels Up affiliate, if Wheels Up affects a reorganization, consolidation or merger into, any other entity or person or transfer all or substantially all of its properties, stock or assets to any other entity or person; and

•
“Disability” means any medically determinable physical or mental impairment resulting in Mr. Mattson’s inability to engage in any substantial gainful activity, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by a physician appointed jointly by the Board and Mr. Mattson.

In addition, Mr. Mattson is subject to certain restrictive covenants under the Mattson Employment Agreement, including, among other things, non-competition, non-solicitation and non-interference restriction provisions that apply during the term of Mr. Mattson’s employment and for 24 months thereafter.
John Verkamp (Chief Financial Officer)
Pursuant to his offer letter, dated March 7, 2025 (the “Verkamp Offer Letter”), Mr. Verkamp is entitled to:
•	receive an annual base salary of $550,000;
•
earn an annual incentive bonus, with a target amount equal to 100% of his base salary beginning in 2026, subject to Company and individual performance and any other factors determined at the sole discretion of the Company (provided, that his 2025 annual bonus target will be prorated for hire date);

•
receive 20 flight hours per year on King Air 350i aircraft (which for 2025 was prorated and resulted in deposits of 2.5 hours on a King Air 350i for the first quarter and 5 hours for each of the second, third and fourth quarters); and

•	participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans.

46 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Mr. Verkamp also received the grant under the CFO Performance Plan upon starting his employment with the Company on March 31, 2025. If the Company terminates Mr. Verkamp’s employment without cause or he resigns for good reason (as such term is commonly understood), upon separation he will be entitled to receive severance as set forth in the Severance Guidelines. See “—Potential Payments Upon Termination or Change of Control—Potential Payments Under Executive Severance Guidelines” below for more information. In addition, Mr. Verkamp entered an Employee Confidentiality Agreement and Restrictive Covenants with Wheels Up that contains, among other things, non-competition, non-solicitation and non-interference restriction provisions that apply during the term of Mr. Verkamp’s employment and for 12 months thereafter.
Mark Briffa (Chief Sales Officer)
Service Agreement
Compensation Terms. Pursuant to his offer letter, dated July 19, 2022, with the Company, and the related director’s service agreement, dated July 19, 2022, which was subsequently amended by Amendment No. 1 thereto, dated as of March 1, 2023, and Amendment No. 2 thereto, dated as of June 6, 2024, in each case with Air Partner (collectively, the “Briffa Service Agreement”), Mr. Briffa is entitled to:
•	receive an annual base salary of £450,000, subject to annual review and approval by the Compensation Committee;
•	earn an annual incentive bonus equal to 100% of his annual base salary, in each case on such terms and subject to such conditions as may be decided from time to time by the Board;
•	receive an annual equity award, subject to approval by the Compensation Committee;
•	receive an amount equal to not less than 12% of his annual base salary during each year of employment under the UK Pensions Act of 2008;
•	receive an allocation of flight hours on Wheels Up’s aircraft in accordance with the flight hours plan established by Wheels Up;
•	participate in the employee benefit plans, including certain insurance plans, available to Air Partner employees, subject to the terms of those plans;
•	receive certain holiday, vacation, sick pay and other paid leave; and
•	receive reimbursements for certain home office equipment and a gym membership.
Termination of Service Terms. Under the Briffa Service Agreement, Air Partner may, in its discretion, terminate Mr. Briffa’s employment with notice and the making of a payment in lieu of notice (or the first installment thereof) within 45 days after the date of such notice; provided, that Air Partner must pay him an amount equal to 12 weeks of his then-applicable annual base salary, but would not be required to pay him any bonuses, commissions, share options or long-term incentive compensation, benefits or amounts for accrued holiday or leave. In addition, if Air Partner terminates Mr. Briffa in its discretion other than as described in the bulleted list below or if Mr. Briffa terminates his employment for breach of contract, Air Partner may, by written notice, require him to take up to a 12-week “garden leave” beginning on the termination notice date. During such 12-week “garden leave” period, Mr. Briffa would: (i) be entitled to receive continued payments of his then-applicable annual base salary and other contractual benefits under the Briffa Service Agreement in the usual way; (ii) remain an employee of Air Partner and bound by his duties and obligations; (iii) not be permitted to contact or deal with (or attempt to contact or deal with) any customer, client, supplier, agent, distributor, shareholder, employee, officer or other business contact of Air Partner or its subsidiaries without the prior written consent of the Board; and (iv) be subject to additional requirements or restrictions on his conduct under the Briffa Service Agreement.
Under the Briffa Service Agreement, Air Partner may terminate Mr. Briffa’s employment at any time, without notice or payment in lieu of notice (except for the payment of accrued base salary and holiday pay then owed to Mr. Briffa, if any), if:
•	he did not materially comply with any reasonable lawful order or direction given to him by Air Partner;
•
Air Partner reasonably believes he (i) has committed any serious breach or repeated, after written warning, any breach or are guilty of a continuing breach of any of the terms of the Briffa Service Agreement, (ii) he is guilty of any gross or serious misconduct or, after written warning, willful neglect in the discharge of his duties under the Briffa Service Agreement, (iii) is guilty of any bribery,

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EXECUTIVE COMPENSATION (continued)
corruption, fraud, dishonesty or conduct tending to bring him or Air Partner or any of its subsidiaries into disrepute including any criminal offense (except a road traffic offense not involving a custodial sentence), or (iv) has committed a breach of any legislation in force which may affect or relate to the business of Air Partner or any of its subsidiaries;
•	he is declared bankrupt or has a receiving order made against him or he makes any general composition with his creditors or takes advantage of any statute affording relief for insolvent debtors;
•	he becomes prohibited by law from being or acting as a statutory director of Air Partner;
•	he refuses or fails to agree to accept employment due to certain reorganizations, reconstructions or amalgamations of Air Partner or its subsidiaries;
•	he resigns as a director of Air Partner other than at the request of the Board;
•	the office of director of Air Partner held by him is vacated pursuant to Air Partner’s Articles of Association, save if the vacation shall be caused by illness (including mental disorder) or injury;
•
he is guilty of a serious breach of any professional conduct rules applicable to him, any regulatory authorities relevant to Air Partner or its subsidiaries or any code of practice or policy issued by Air Partner;

•	he has committed a serious breach of Air Partner’s policies; or
•	he is in material breach of Air Partner’s Articles of Association.
Notwithstanding the foregoing, upon termination, Mr. Briffa may be entitled to payments under the Severance Guidelines, which would be conditional upon, among other things, Mr. Briffa entering into a settlement agreement on terms acceptable to Air Partner and Wheels Up.
The Briffa Service Agreement also contains certain post-termination restrictions, including non-competition, non-solicitation and non-interference restriction provisions, for 12 months following any termination of Mr. Briffa’s employment with the Company, subject to offset for any period of “garden leave” under the Briffa Service Agreement.
Sales Incentive Award
Following approval by the Compensation Committee, WUP LLC and Mr. Briffa entered into the Charter Sales Adjusted EBITDA Incentive Plan Award Agreement, dated June 6, 2024 (the “Sales Incentive Award”). The Sales Incentive Award was in addition to the Bonus Plan and Mr. Briffa remains eligible to earn annual incentive bonuses under the Bonus Plan. The Sales Incentive Award provides Mr. Briffa the opportunity to earn an additional cash bonus (a “Sales Bonus”) upon the achievement of certain Charter Sales Adjusted EBITDA (as defined in the Sales Incentive Award) goals determined by the Compensation Committee for each of fiscal years 2024, 2025 and 2026. If the target Charter Sales Adjusted EBITDA goal is achieved for a specific plan year, Mr. Briffa is entitled to receive a Sales Bonus equal to 3% of such goal amount, subject to adjustment by a range of 80-150% of the goal amount depending on the level of achievement. The Sales Incentive Award provides that any Sales Bonus attributable to a specific plan year accrues for potential payment after December 31, 2026, subject to Mr. Briffa’s continued service to the Company through such date. Any payout under the Sales Incentive Award is subject to approval by the Compensation Committee.
In the first quarter of 2026, the Compensation Committee determined that, due to changes in the Company’s strategy and progress with its multi-year business transformation plan, the goals under the Sales Incentive Award have become misaligned with the Company’s future objectives. As a result, the Compensation Committee approved an early payout of cash compensation to Mr. Briffa under the Sales Incentive Award for performance in fiscal years 2024 and 2025 based on the actual level of achievement relative to the Charter Sales Adjusted EBITDA targets for such periods, without any discretionary adjustment to the amount. The aggregate amount of such performance-based payout is reflected in the “Non-equity incentive plan compensation” column of the Summary Compensation Table for 2025 for Mr. Briffa.

48 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2025:

		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
George Mattson, Chief Executive Officer & Director
CEO Performance Plan(3)	11/30/2023	—	—	73,000,000	48,180,000
John Verkamp, Chief Financial Officer
CFO Performance Plan(3)	3/31/2025	—	—	12,000,000	7,920,000
Mark Briffa, Chief Sales Officer
A&R 2021 LTIP – PSUs(4)	2/26/2025	—	—	36,622	24,171
A&R 2021 LTIP – PSUs(4)	2/26/2025	—	—	36,621	24,170
A&R 2021 LTIP – RSUs(5)	2/26/2025	439,454	290,040	—	—
A&R 2021 LTIP – RSUs(6)	10/2/2024	327,598	216,215	—	—
A&R 2021 LTIP – PSUs(4)	2/26/2024	—	—	14,544	9,599
A&R 2021 LTIP – PSUs(4)	2/26/2024	—	—	58,174	38,395
A&R 2021 LTIP – RSUs(5)	2/26/2024	98,169	64,787	—	—
A&R 2021 LTIP – RSUs(7)	2/23/2023	10,547	6,961	—	—

(1)
Represents the market value of RSUs granted under the A&R 2021 LTIP using the closing price per share of our Common Stock on December 31, 2025 of $0.66, as if such RSUs had vested in full on that date.

(2)
For awards under the A&R 2021 LTIP, represents the market value of PSUs, and for awards under the Executive Performance Plans, represents the market value of shares of Common Stock authorized for issuance thereunder, in each case using the closing price per share of our Common Stock on December 31, 2025 of $0.66, as if such PSUs or shares of Common Stock, as applicable, had vested in full on that date.

(3)
As of December 31, 2025, the performance- and service-based vesting conditions under the Executive Performance Plans had not been satisfied. The Company’s stockholders previously authorized 73.0 million and 12.0 million shares for potential issuance under the CEO Performance Plan and CFO Performance Plan, respectively, upon vesting, if at all. There can be no assurance that both the performance- and service-based vesting conditions will be satisfied, or that any Executive Performance Plan will vest or result in the issuance of any shares of Common Stock or cash payments. See “—Executive Performance Plans” above for details regarding the vesting conditions of the Executive Performance Plans.

(4)
Reflects unvested PSUs granted under the A&R 2021 LTIP to Mr. Briffa on the grant dates indicated in the table below, each of which has separate performance conditions based on the achievement of thresholds pre-determined by the Compensation Committee for the performance periods indicated. One-third of the original PSU grant is eligible to vest for each performance period. If achievement is above the threshold performance goal (50%) for a given performance period, the applicable PSUs will vest one-for-one into shares of Common Stock, up to a maximum performance goal of 200%. If achievement is below the threshold performance goal (50%) for a given performance period, the applicable PSUs will be forfeited. The Compensation Committee determines the level of achievement for the performance periods for such PSU award in the first quarter of the year following the last completed performance period. No award will vest until the end of the three-year vesting period and vesting is subject to Mr. Briffa’s continued service to the Company through the end of the final performance period.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 49

EXECUTIVE COMPENSATION (continued)
The estimated number of shares of Common Stock reported above for each tranche of unvested PSUs was determined pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K using the estimated level of achievement – threshold (50%), target (100%) or maximum (200%) – indicated in the “Estimated Level of Achievement” column in the table below. Please see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2025 Form 10-K for definitions and reconciliations of Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP financial measures, to Net income and the definition of Gross Bookings, a key performance metric, in each case referenced in the table below.

Grant Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Performance Condition Criteria	Performance Period	Estimated Level of Achievement
2/26/2025	36,622	Adjusted EBITDAR excluding asset sales	2025 Cumulative 2025-2026 Cumulative 2025-2027	Threshold (50%) Threshold (50%) Threshold (50%)
2/26/2025	36,621	Gross Bookings	2025 Cumulative 2025-2026 Cumulative 2025-2027	Threshold (50%) Threshold (50%) Threshold (50%)
2/26/2024	14,544	Adjusted EBITDA	2024 Cumulative 2024-2025 Cumulative 2024-2026	Threshold (50%) Threshold (50%) Threshold (50%)
2/26/2024	58,174	Charter Mix	2024 Cumulative 2024-2025 Cumulative 2024-2026	Maximum (200%) Maximum (200%) Maximum (200%)

(5)
Represents the unvested portion of RSUs granted under the A&R 2021 LTIP to Mr. Briffa on February 26, 2025 and 2024, as applicable, which are scheduled to vest as follows: (i) 1/4th of the RSUs vested on the first anniversary of the applicable grant date; and (ii) the remaining RSUs will vest in 12 equal quarterly installments commencing on the 15-month anniversary of the applicable grant date.

(6)
Represents the unvested portion of RSUs granted under the A&R 2021 LTIP to Mr. Briffa on October 2, 2024, which are scheduled to vest in two equal installments on October 2, 2026 and 2027, subject to continued service through each such vesting date.

(7)	Represents the unvested portion of RSUs granted under the A&R 2021 LTIP to Mr. Briffa on February 23, 2023, all of which vested on February 23, 2026.

50 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Potential Payments Upon Termination or Change of Control
Upon separation of employment, our NEOs may be entitled to receive certain benefits depending on the (i) termination of service scenario, including a change in control, and (ii) terms of their employment arrangement with us, our equity incentive plans and award agreements thereunder, and/or the Severance Guidelines (as defined herein). In addition, our NEOs may be entitled to receive, or elect to receive, certain benefits or payments that are generally available to all Wheels Up employees on a non-discriminatory basis, such as payment of retirement, disability and death benefits.
Potential Payments Under Employment Arrangements
The written employment arrangements with our NEOs may provide for certain severance payments and benefits upon a termination by Wheels Up without “cause,” by the NEO for “good reason” or due to death or “disability” (as each is defined in the applicable employment agreement or offer letter). For more information, see “Narrative to the Summary Compensation Table—Employment Arrangements with NEOs” above.
Potential Payments Under Equity Incentive Plans and Award Agreements
As of December 31, 2025, Messrs. Mattson and Verkamp had unvested shares of Common Stock under the CEO Performance Plan and CFO Performance Plan and Mr. Briffa had outstanding unvested PSUs and RSUs under the A&R 2021 LTIP. Such awards may vest or be forfeited, in whole or in part, under various termination of service scenarios, including a change of control. The terms “Cause,” “Change of Control,” “Disability” and “Good Reason,” as they apply to our NEOs, may result in varying treatment of such awards in a termination of service scenario versus the treatment prescribed by a NEO’s employment agreement or offer letter, or the Severance Guidelines (as described below). In such cases, the Board and Compensation Committee may exercise their discretion, to the extent permitted under the applicable equity incentive plan, to direct an alternate treatment of such awards upon termination of service.
Potential Payments Under Executive Severance Guidelines
Compensation Terms. The Compensation Committee has approved the Company’s Executive Severance Guidelines (the “Severance Guidelines”), which are intended to, among other things, guide the determination of cash payments and the acceleration of unvested equity incentive awards for NEO separation packages. The Compensation Committee updates the Severance Guidelines from time to time and may exercise its discretion to alter treatment under the Severance Guidelines for a specific individual depending on the facts and circumstances. To the extent they are not less favorable than the terms of the executive officer’s employment agreement or offer letter, the Severance Guidelines provide the benefits described in the table below for our Chief Executive Officer and our other NEOs, who are generally entitled to receive benefits if terminated by the Company without “Cause” or if the NEO resigns for “Good Reason” (as defined herein), or if there is a “Change in Control” (as defined herein):

Principal Position	Term of Service	Base Salary	Annual Incentive Bonus	COBRA Continuation	Acceleration of Unvested Equity Incentive Awards (including options)	Post- Separation Flight Hours
Chief Executive Officer	Any	52 weeks	52 weeks	12 months	Per contractual agreement	Per policy(1)
Other NEOs	≥ 1 year	36 weeks	Pro-rated for year of separation and subject to company performance percentage	6 months	None	Per policy(1)
	< 1 year	26 weeks	Same as ≥ 1 year	4 months	Same as ≥ 1 year	Same as ≥ 1 year

(1)
Under the FHP, our Chief Executive Officer and other NEOs retain any flight hours granted prior to the separation date, unless the executive officer becomes employed by or affiliated with a competitor to the Company, at which time any remaining flight hours are automatically forfeited.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 51

EXECUTIVE COMPENSATION (continued)
Timing of Payments. Under the Severance Guidelines, the outcomes described above will occur as follows: (i) a base salary payment will be paid in a lump sum upon separation; (ii) any annual incentive bonuses will be paid when the Company pays annual incentive bonuses to similarly situated senior executives of the Company and will be determined based on the satisfaction of applicable performance metrics for management bonuses established by the Board relative to targets; (iii) if the executive officer elects to enroll in COBRA benefits, the Company will reimburse applicable premiums and administrative fees for up to the applicable continuation period; (iv) outstanding, unvested equity incentive awards for our Chief Executive Officer will vest or become exercisable as contractually agreed in their employment agreement or offer letter with the Company, if any; and (v) any flight hours granted prior to the separation date will be retained with use by the NEO governed by the FHP, unless the NEO becomes employed by or affiliated with a competitor to the Company, at which time any remaining flight hours are automatically forfeited.
For “Cause” Termination & “Good Reason” Resignation. The Severance Guidelines utilize the definition of “Cause” if it is defined in the NEO’s employment agreement or offer letter. Under the Severance Guidelines, “Good Reason” means: (i) a material breach by the Company of any material covenant or provision of the NEO’s employment agreement or offer letter, or a breach of any option agreement by WUP that materially affects NEO’s rights or benefits with respect to the option or any other equity award subsequently granted to the NEO; (ii) any involuntary change in the NEO’s title or reporting relationships except as permitted hereunder or any involuntary material diminution in the NEO’s material duties, authorities or responsibilities; or (iii) a reduction by the Company in the base salary or target bonus under the NEO’s employment agreement or offer letter, except in circumstances where such reduction was due to unforeseen circumstances and such reduction was applied to all individuals at the NEO’s level, in each case subject to the satisfaction of certain notice procedures and Company cure periods.
Change in Control. Under the Severance Guidelines, “Change in Control” means the earliest to occur of: (i) the purchase or other acquisition of outstanding shares of the Company’s capital stock by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act (other than the Company or one of its affiliates or employee benefit plans), in one or more transactions, such that the holder, as a result of such acquisition, now owns more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors; (ii) the completion by any entity, person or group (other than the Company or one of its affiliates or employee benefit plans) of a tender offer or an exchange offer for more than 50% of the outstanding voting stock of the Company entitled to vote for the election of directors; (iii) the effective time of (A) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding voting stock of the Company entitled to vote for the election of directors immediately prior to such merger or consolidation hold less than 50% of the outstanding voting stock of the Company entitled to vote for the election of directors of the surviving or resulting corporation immediately after such merger or consolidation, or (B) a transfer of all or substantially all of the property or assets of the Company, other than to an entity of which the Company owns at least 80% of the outstanding voting stock of the Company entitled to vote for the election of directors; and (iv) the election to the Board, without the recommendation or approval of the incumbent Board, of directors constituting a majority of the number of directors of the Company then in office, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person was a member of the incumbent Board.
The Severance Guidelines will apply to a Change in Control only if (i) the Change in Control is consummated and (ii) the executive officer is terminated by the successor company in the 12 months after the Change in Control. In such case:
•
if our Chief Executive Officer, (i) has served in that role for more than one (1) year, they will be entitled to receive a lump-sum amount equal to 200% of combined base salary and annual incentive bonus, or (ii) has served in that role for less than one (1) year, they will be entitled to receive a lump-sum amount equal to 100% of combined base salary and annual incentive bonus, and in each case will be subject to accelerated vesting of outstanding, unvested equity incentive awards; and

•
if any NEO, (i) has served in that role for more than one (1) year, they will be entitled to receive a lump-sum amount equal to 150% of combined base salary and annual incentive bonus, or (ii) has served in that role for less than one (1) year, they will be entitled to receive a lump-sum amount equal to 100% of combined base salary and annual incentive bonus, and in each case will be subject to accelerated vesting of outstanding, unvested equity incentive awards.

The terms of the written employment arrangements with our NEOs may contain additional or different terms with respect to termination of service. The Compensation Committee and the Board have the discretion to alter compensation or severance arrangements with NEOs, but our NEOs are not entitled to alternative compensation or severance arrangements except pursuant to the terms of any outstanding contract, arrangement or plan covering such NEO, and the Severance Guidelines.

52 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Pension Benefits and Nonqualified Deferred Compensation
During the periods reported in the Summary Compensation Table, we did not have, and we do not currently intend to adopt, any plans or programs for our directors or NEOs that provide for pension benefits, nonqualified defined contribution and other nonqualified deferred compensation plans.
Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	120,465,203(1)	$100.00(2)	33,212,834(3)
Equity compensation plans not approved by security holders	783,695(4)	$74.37(5)	—
Total	121,248,898	$97.71(6)	33,212,834

(1)
Consists of (i) 20,388,471 PSUs and RSUs that may be settled into a maximum of 20,388,471 shares of Common Stock under the A&R 2021 LTIP (assuming vesting at 100% of target for outstanding PSUs), (ii) 76,732 stock options to purchase up to 76,732 shares of Common Stock granted under the A&R 2021 LTIP, and (iii) up to 100,000,000 shares of Common Stock in the aggregate under the Executive Performance Plans that have been authorized by the Company’s stockholders for issuance thereunder, subject to the satisfaction of both the performance- and service-based vesting conditions under such plans, if at all.

(2)
Reflects the weighted-average exercise price of outstanding stock options under the A&R 2021 LTIP as of December 31, 2025. The calculation of the weighted-average exercise price does not include outstanding equity awards that are received or exercised for no consideration. As of December 31, 2025, the weighted average remaining contractual term of outstanding and exercisable stock options under the A&R 2021 LTIP was approximately 1.9 years.

(3)	Excludes the additional 75,000,000 shares of Common Stock that the Company’s stockholders are being requested to approve for issuance under the LTIP Amendment at the Annual Meeting.
(4)
Consists of 783,695 stock options to purchase up to 783,695 shares of Common Stock under the Wheels Up Partners Holdings LLC Option Plan adopted by the board of directors of WUP prior to the Business Combination (as amended, the “WUP Option Plan”). All awards made under the WUP Option Plan were made prior to the closing of, and were assumed by the Company in connection with, the Business Combination. No further awards may be made under the WUP Option Plan.

(5)
Reflects the weighted-average exercise price of outstanding stock options under the WUP Option Plan as of December 31, 2025. The calculation of the weighted-average exercise price does not include outstanding equity awards that are received or exercised for no consideration. As of December 31, 2025, the weighted average remaining contractual term of outstanding and exercisable stock options under the WUP Option Plan was approximately 3.3 years.

(6)	As of December 31, 2025, the weighted average remaining contractual term of outstanding and exercisable stock options under both the A&R 2021 LTIP and WUP Option Plan was approximately 3.1 years.
For descriptions of the Company’s equity compensation plans, see Note 11, Stockholders’ Equity and Equity-Based Compensation of the Notes to Consolidated Financial Statements included in Part II, Item 8 “Financial Statements and Supplementary Data” in our 2025 Form 10-K.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 53

Pay Versus Performance
Required Tabular Disclosure of Compensation Actually Paid Versus Performance
The following table provides information on executive compensation actually paid (“CAP”) for each person who served as our principal executive officer (“PEO”) and (on average) our non-PEO named executive officers (“non-PEO NEOs”) for 2025, 2024 and 2023, as well as the Company’s Net income (loss).
CAP listed in each column (c) for persons who served as our PEO and column (e) for our non-PEO NEOs below is not equivalent to actual cash compensation or the value of equity compensation awards that vested during the applicable year. CAP includes, among other items, unpaid amounts of equity incentive compensation that may be realizable in future periods upon the satisfaction of certain performance- and/or service-based vesting conditions. The dollar amounts reflected do not fully represent the actual final amount of compensation earned or actually paid to persons who served as our PEO or non-PEO NEOs during the applicable years.
We reward our executive officers with substantial long-term equity incentive awards that are based on a mix of performance- and service-based vesting conditions. As a result, the price per share of our Common Stock was a significant driver of fluctuations in the fair value and ultimate payout under our equity incentive plans, including the Executive Performance Plans, and significantly impacted CAP to Mr. Mattson for 2023-2025 and average CAP to our non-PEO NEOs for 2024-2025. We expect that CAP to Mr. Mattson will continue to be closely tied to variability in the price per share of our Common Stock for so long as the CEO Performance Plan remains outstanding.

Year	Summary Compensation Table Total for PEO (Kenny Dichter)(1)	Summary Compensation Table Total for PEO (Todd Smith)(2)	Summary Compensation Table Total for PEO (George Mattson)(3)	Compensation Actually Paid to PEO (Kenny Dichter)(1)(4)	Compensation Actually Paid to PEO (Todd Smith)(2)(5)	Compensation Actually Paid to PEO (George Mattson)(3)(6)	Average Summary Compensation Table Total for non-PEO NEOs(7)	Average Compensation Actually Paid to non-PEO NEOs(8)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(9)	Net Income (Loss) (in millions)(10)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(h)
2025	$—	$—	$2,074,510	$—	$—	$(58,045,490)	$6,652,133	$4,806,722	$6.37	$(294.2)
2024	$—	$—	$1,567,560	$—	$—	$(109,432,440)	$33,146,179	$9,497,264	$16.02	$(339.6)
2023	$5,612,604	$4,414,756	$148,978,853	$2,305,627	$1,851,971	$223,078,853	$1,512,416	$789,098	$33.30	$(487.4)

(1)	No amounts are shown for 2024 and 2025, because Mr. Dichter ceased to serve as our PEO on May 9, 2023.
(2)
No amounts are shown for 2024 and 2025, because Mr. Smith served interim PEO from May 9, 2023 to October 2, 2023. Amounts for 2024 for Mr. Smith, who after his service as our PEO for a portion of 2023 continued to serve as Chief Financial Officer until September 6, 2024 and was a non-PEO NEO for 2024, are included in the averages reported in columns titled “Average Summary Compensation Table Total for non-PEO NEOs” and “Average Compensation Actually Paid to non-PEO NEOs” for 2024.

(3)	Mr. Mattson has served as our PEO since October 2, 2023.
(4)
The tables below reflect adjustments to total compensation for 2023 to determine CAP for Mr. Dichter calculated pursuant to applicable SEC rules and include, among other things, unpaid amounts of equity incentive compensation that were realizable in future periods.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2025	$—	—	$ —	+	$—	=	$—
2024	$—	—	$ —	+	$—	=	$—
2023	$5,612,604	—	$ —	+	$(3,306,977)	=	$2,305,627

(a)
Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for 2023 for Mr. Dichter, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2024 (the “2024 Proxy Statement”).

54 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

Pay Versus Performance (continued)
(b)
Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted during the applicable year, the CAP table above requires us to use a different calculation for the fair value of equity as set forth in the applicable SEC rules and summarized in the table below.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2025	$ —	+	$ —	+	$—	+	$ —	+	$ —	+	$ —	—	$—	=	$—
2024	$ —	+	$ —	+	$—	+	$ —	+	$ —	+	$ —	—	$—	=	$—
2023	$ —	+	$ —	+	$(840,127)	+	$ —	+	$ —	+	$ —	—	$2,466,850	=	$(3,306,977)

(5)
The tables below reflect adjustments to total compensation for 2023 to determine CAP for Mr. Smith calculated pursuant to applicable SEC rules and include, among other things, unpaid amounts of equity incentive compensation that were realizable in future periods.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2025	$—	—	$—	+	$—	=	$—
2024	$—	—	$—	+	$—	=	$—
2023	$4,414,756	—	$2,884,410	+	$321,625	=	$1,851,971

(a)	Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for 2023 for Mr. Smith, as set forth in the 2024 Proxy Statement.
(b)
Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted during the applicable year, the CAP table above requires us to use a different calculation for the fair value of equity as set forth in the applicable SEC rules and summarized in the table below.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2025	$—	+	$—	+	$—	+	$ —	+	$ —	+	$ —	—	$ —	=	$—
2024	$—	+	$—	+	$—	+	$ —	+	$ —	+	$ —	—	$ —	=	$—
2023	$1,261,112	+	$(469,743)	+	$(469,743)	+	$ —	+	$ —	+	$ —	—	$ —	=	$321,625

(6)
The tables below reflect adjustments to total compensation for 2023-2025 to determine CAP for Mr. Mattson calculated pursuant to applicable SEC rules and include, among other things, unpaid amounts under the CEO Performance Plan that require the satisfaction of both performance- and service-based vesting conditions, if at all, and had not vested as of the end of the applicable year. The price per share of our Common Stock is a significant driver of fluctuations in the fair value and ultimate payout under the CEO Performance Plan, if any.

Year	Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(a)		Fair Value of CAP Calculated Using SEC Methodology ($)(b)		CAP Total ($)
2025	$2,074,510	—	$—	+	$(60,120,000)	=	$(58,045,490)
2024	$1,567,560	—	$—	+	$(111,000,000)	=	$(109,432,440)
2023	$148,978,853	—	$148,400,000	+	$222,500,000	=	$223,078,853

(a)
Represents the total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for Mr. Mattson in this Proxy Statement (2024 and 2025) and the 2024 Proxy Statement (2023).

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 55

Pay Versus Performance (continued)
(b)
Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted during the applicable year, the CAP table above requires us to use a different calculation for the fair value of equity as set forth in the applicable SEC rules and summarized in the table below. For the CEO Performance Plan, if realized, to be fully settled in connection with the Final Determination Date at a level consistent with the estimated fair value required to be included in CAP as calculated pursuant to applicable SEC rules in the “Year End Fair Value of Current Year Awards Outstanding and Unvested as of Year End” column below for 2023, the Invested Capital Multiple will need to be greater than 6.5x. The CEO Performance Plan will vest, if at all, on or before September 20, 2028, the scheduled maturity date for the Term Loan.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During the Current Year ($)		Fair Value of Equity for CAP ($)
2025	$—	+	$(60,120,000)	+	$ —	+	$ —	+	$ —	+	$ —	—	$ —	=	$(60,120,000)
2024	$—	+	$(111,000,000)	+	$ —	+	$ —	+	$ —	+	$ —	—	$ —	=	$(111,000,000)
2023	$222,500,000	+	$—	+	$ —	+	$ —	+	$ —	+	$ —	—	$ —	=	$222,500,000

(7)
Represents average amounts for the following non-PEO NEOs calculated for the purpose of the Summary Compensation Table: (i) for 2025, John Verkamp (current Chief Financial Officer) and Mark Briffa (current Chief Sales Officer); (ii) for 2024, David Harvey (former Chief Commercial Officer), Mark Briffa (current Chief Sales Officer) and Todd Smith (former Chief Financial Officer); and (iii) for 2023, Mark Briffa (current Chief Sales Officer) and Laura Heltebran (former Chief Legal Officer).

(8)
The tables below reflect adjustments to total compensation for each year to determine CAP for our non-PEO NEOs calculated pursuant to applicable SEC rules and include, among other things, unpaid amounts of equity incentive compensation realizable in future periods. The price per share of our Common Stock is a significant driver of fluctuations in the fair value and ultimate payout under the CFO Performance Plan, if any. We expect that CAP to Mr. Verkamp will continue to be closely tied to variability in the price per share of our Common Stock for so long as the CFO Performance Plan remains outstanding.

Year	Average Summary Compensation Table Total ($)		Average Grant Date Fair Value of Awards Granted During Year ($)(a)		Average Fair Value of CAP Calculated Using SEC Methodology ($)(b)		Average CAP Total ($)
2025	$6,652,133	—	$5,211,563	+	$3,366,152	=	$4,806,722
2024	$33,146,179	—	$32,209,949	+	$8,561,034	=	$9,497,264
2023	$1,512,416	—	$528,196	+	$(195,123)	=	$789,098

(a)
Represents the average total of the amounts reported in the “Stock awards” and “Option awards” columns of the Summary Compensation Table for the applicable year for our non-PEO NEOs in this Proxy Statement and the 2024 Proxy Statement.

(b)
Unlike the Summary Compensation Table, which requires us to provide the grant date fair value of equity awards granted during the applicable year, the CAP table above requires us to use a different calculation for the fair value of equity as set forth in the applicable SEC rules and summarized in the table below.

Year	Year-End Fair Value of Current Year Awards Outstanding and Unvested as of Year-End ($)		Change in Fair Value as of Year-End for Prior Year Awards Outstanding and Unvested as of Year- End ($)		Change in Fair Value as of Vesting Date for Prior Year Awards that Vested During the Year ($)		Change in Actuarial Value of Pension Benefits During Year (Net of Service Costs) ($)		Fair Value as of Vesting Date for Current Year Awards that Vested During the Year ($)		Value as of Vesting Date for Dividend Equivalents that Vested During the Year ($)		Fair Value as of Prior Year-End for Prior Year Awards Forfeited During The Current Year ($)		Fair Value of Equity for CAP ($)
2025	$3,613,360	+	$(244,769)	+	$5,174	+	$ —	+	$—	+	$ —	—	$7,612	=	$3,366,152
2024	$8,876,616	+	$(27,254)	+	$(15,126)	+	$ —	+	$—	+	$ —	—	$273,202	=	$8,561,034
2023	$155,318	+	$(192,700)	+	$(157,741)	+	$ —	+	$—	+	$ —	—	$—	=	$(195,123)

(9)
Pursuant to SEC rules, assumes $100 was invested in the Company for the period starting December 31, 2022, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

(10)
Reflects Net income (loss) attributable to Wheels Up stockholders prepared in accordance with U.S. GAAP as shown in Wheels Up’s consolidated statements of operations for each of the periods reflected in the table as set forth in our 2025 Form 10-K.

56 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

Pay Versus Performance (continued)
Relationship Between CAP and Financial Performance Measures
CAP to our PEO in 2025 was relatively higher compared to 2024, but still significantly negative due primarily to the decrease in the year-end fair value of the CEO Performance Plan driven by variability in the price per share of Common Stock as we execute our multi-year business transformation. CAP to our PEO in 2025 was significantly lower compared to 2023 due primarily to the grant of the CEO Performance Plan in 2023 and no grants of equity incentive awards to our PEO in 2025 or 2024, as well as variability in the Common Stock price.
Average CAP to our non-PEO NEOs was relatively lower in 2025 compared to 2024, due primarily to variability in the Common Stock price during 2025 and lower value of the CFO Performance Plan versus a similar performance plan granted to our former Chief Commercial Officer in 2024, but partially offset by higher cash compensation in 2025 for contributions by our non-PEO NEOs to our multi-year business transformation. Average CAP to our non-PEO NEOs was relatively higher in 2025 compared to 2023, due primarily to the grant of the CFO Performance Plan in 2025 and no similar multi-year performance award grants to non-PEO NEOs in 2023, as well as the higher cash compensation noted in the previous sentence.
We used a relative total stockholder return compared to our compensation peer group (“Relative TSR”) measure for certain PSUs granted to Mr. Briffa on February 23, 2023 that were scheduled to vest on December 31, 2025. However, all such PSUs were forfeited based on the level of achievement determined by the Compensation Committee in the first quarter of 2026, which marginally reduced average CAP to our non-PEO NEOs. We discontinued use of Relative TSR after the February 23, 2023 PSU grants and did not use total shareholder return as the basis for any compensation decision or performance metric for the periods covered in the Pay Versus Performance table.
We did not use Net income (loss) as a metric when determining compensation decisions for NEOs in 2023-2025. Our Net income (loss) improved for the fourth straight year due primarily to execution of our multi-year business transformation, including our fleet modernization strategy and cost reduction and efficiency efforts, as well as changes to our commercial offerings to focus on more profitable flying. See the 2025 Form 10-K for more information about these strategic initiatives.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding beneficial ownership of our Common Stock as of the Record Date by:
•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•	each of Wheels Up’s NEOs and directors; and
•	all of Wheels Up’s executive officers and directors as a group.
The beneficial ownership percentages set forth in the table below are based on 724,574,010 shares of our Common Stock issued and outstanding (excluding any treasury stock) as of the Record Date. The number of shares of our Common Stock issued and outstanding used for the following table excludes 1,252,149 shares of our Common Stock issuable upon the exercise of the Warrants (as defined in the 2025 Form 10-K) as of the Record Date, none of which were held of record by the persons named in the table below. Beneficial ownership is determined according to the rules of the SEC, which provide that a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The number of shares of Common Stock and percentage of outstanding Common Stock in the table below do not reflect the impact of the Reverse Stock Split, because such share amounts are as of the Record Date, which occurred prior to the announcement and expected effectiveness of the Reverse Stock Split. Unless otherwise indicated, (i) Wheels Up believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them, and (ii) the business address of each of entity or individual listed in the table below is c/o Wheels Up Experience Inc., 2135 American Way, Chamblee, Georgia 30341.

Name of beneficial owner	Number of Shares of Common Stock(1)	Percentage of Outstanding Common Stock(2)
Beneficial Owners of More than 5% of Voting Stock:
Delta Air Lines, Inc.(3)	263,369,307	36.4%
CK Wheels LLC(4)	258,169,208	35.6%
Cox Investment Holdings LLC(5)	86,056,403	11.9%
Whitebox-Kore Group(6)	38,117,019	5.3%
NEOs and Directors:
George Mattson	—	—
John Verkamp	—	—
Mark Briffa(7)	114,439	*
Timothy Armstrong(8)	416,014	*
Alain Bellemare	—	—
Adam Cantor	—	—
Andrew Davis	—	—
Roger Farah(9)	—	—
Dwight James	—	—
Thomas Klein	—	—
Zachary Lazar	—	—
Lee Moak(10)	180,431	*
Erik Snell	—	—
Gregory Summe(11)	235,714	*
Adam Zirkin	—	—
All directors and executive officers as a group (22 persons)	2,359,045	*

*	Indicates less than 1% of the outstanding shares of our Common Stock.

58 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

(1)
For each of Delta, CK Wheels and Whitebox-Kore Group (as defined herein), represents gross ownership of Common Stock and does not represent the number of shares of Common Stock that such parties (or any beneficial owner that may be deemed to be a member of a “group” within the meaning of Section 13(d)(3) of the Exchange Act) are entitled to vote at the Annual Meeting after applying the Voting Limitations. See “Information about the Proxy Process and Voting—Who can vote at the Annual Meeting, and how do I vote or submit my proxy?” for more information.

(2)
Based on the shares of Common Stock outstanding as of the Record Date plus, with respect to each beneficial owner, the number of shares of Common Stock such person had the right to acquire within 60 days of the Record Date. For purposes of computing the percentage of outstanding shares held by each person or group named below, any shares which that person or persons has or have the right to acquire within 60 days of the Record Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Based on a Schedule 13D/A filed on November 14, 2024, in which Delta reported that, as of November 13, 2024, it had sole voting power and sole dispositive power over 263,369,307 shares of Common Stock, none of which were subject to shared voting or shared dispositive power. The address of Delta is 1030 Delta Boulevard, Atlanta, Georgia 30354.

(4)
Based on a Schedule 13D/A filed on November 17, 2023, in which CK Wheels reported that, as of November 15, 2023, it had shared voting power and shared dispositive power over 258,169,208 shares of Common Stock and sole voting power and sole dispositive power over zero shares of Common Stock. CK Wheels identified certain other parties as joint filers of such Schedule 13D/A that reported having the same shared and sole powers as CK Wheels, including: CK Opportunities GP, LLC; Certares Opportunities LLC; and Knighthead Opportunities Capital Management, LLC. The address of CK Wheels is c/o Knighthead Opportunities Capital Management, LLC, 280 Park Avenue, 22nd Floor, New York, New York 10017.

(5)
Based on a Schedule 13D/A filed on November 20, 2023, in which CIH reported that, as of November 15, 2023, it had sole voting power and sole dispositive power over 86,056,403 shares of Common Stock, none of which were subject to shared voting or shared dispositive power. The address of CIH is 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

(6)
Based on a Schedule 13G/A filed on November 14, 2025 (the “Whitebox 13G/A”), in which Whitebox Advisors LLC (“Whitebox Advisors”) reported that, as of September 30, 2025, it had shared voting power over 8,905,292 shares of Common Stock, shared dispositive power over 28,365,086 shares of Common Stock and sole voting power and sole dispositive power over zero shares of Common Stock. Whitebox Advisors identified Whitebox General Partner LLC (“Whitebox General Partner”) as a joint filer of such Schedule 13G/A, which reported that, as of September 30, 2025, it had shared voting power over 8,905,292 shares of Common Stock, shared dispositive power over 28,365,086 shares of Common Stock, and sole voting power and sole dispositive power over zero shares of Common Stock. The address of both Whitebox Advisors and Whitebox General Partner is 3033 Excelsior Boulevard, Suite 500, Minneapolis, Minnesota 55416.

Based on a Schedule 13G filed on November 14, 2025 (the “Kore 13G” and, together with the Whitebox 13G/A, the “Whitebox-Kore Group Filings”), in which Kore Advisors LP (“Kore Advisors”) reported that, as of September 30, 2025, it had shared voting power and shared dispositive power over 17,006,507 shares of Common stock and sole voting power and sole dispositive power over zero shares of Common Stock. Kore Advisors identified Kore Fund Ltd. (“Kore Fund” and, collectively with Whitebox Advisors, Whitebox General Partner and Kore Advisors, “Whitebox-Kore Group”) as a joint filer of such Schedule 13G, which reported that, as of September 30, 2025, it had shared voting power and shared dispositive power over 17,006,507 shares of Common stock and sole voting power and sole dispositive power over zero shares of Common Stock. The address of both Kore Advisors and Kore Fund is 1501 Corporate Drive, Suite 120, Boynton Beach, Florida 33426.
In the Whitebox-Kore Group Filings, each of Whitebox Advisors and Kore Advisors disclosed that effective September 30, 2025, such reporting person may be deemed to have formed a “group” within the meaning of Section 13(d)(3) of the Exchange Act, with, in the case of Whitebox Advisors, Kore Advisors, and in the case of Kore Advisors, each of Whitebox Advisors LLC and Whitebox General Partner LLC, and that the group formed thereby may be deemed to beneficially own, in the aggregate, 45,371,593 shares of Common Stock then representing approximately 6.3% of the shares of Common Stock outstanding. In each of the Whitebox-Kore Group Filings, each of Whitebox Advisors and Kore Advisors expressly disclaimed beneficial ownership over any shares of Common Stock that the other may be deemed to beneficially own.
Pursuant to Section 6.06(a)(iii) of the Investor Rights Agreement, within five business days after the end of each calendar month through May 2026, each of Whitebox Advisors and Kore Advisors must provide the Company a monthly transaction report reflecting the aggregate number of shares of Common Stock that they transferred to third parties during the applicable calendar month in arrears. The number of shares of Common Stock reported in the table above as being beneficially owned by the Whitebox-Kore Group reflects the aggregate 45,371,593 shares of Common Stock reported as being beneficially owned by the Whitebox-Kore Group in the Whitebox-Kore Group Filings, less the aggregate number of shares of Common Stock that Whitebox Advisors and Kore Advisors reported to the Company as having been transferred to third parties between September 30, 2025 and the last day of the month immediately prior to the Record Date.
(7)
For Mr. Briffa, includes: (i) 103,531 shares of Common Stock held directly; and (ii) 10,908 shares of Common Stock issuable upon the vesting and settlement of RSUs scheduled to vest within 60 days of the Record Date.

(8)
Mr. Armstrong will not stand for reelection at the Annual Meeting. For Mr. Armstrong, includes: (i) 100,771 shares of Common Stock held by Polar Capital Group, LLC, an entity controlled by Mr. Armstrong; (ii) 900 shares of Common Stock held by Armstrong Family Investment, LLC, an entity controlled by Mr. Armstrong; (iii) 274,052 shares of Common Stock held directly; (iv) 28,783 shares of Common Stock issuable upon the vesting and settlement of RSUs scheduled to vest within 60 days of the Record Date; (v) 6,905 shares of Common Stock representing shares issuable upon the exchange of WUP profits interests eligible to be exchanged within 60 days of the Record Date for shares of Common Stock; and (vi) 4,603 shares of Common Stock underlying stock options under the WUP Option Plan eligible to be exercised within 60 days of the Record Date for shares of Common Stock. The actual number of shares of Common Stock received upon exchange of such WUP profits interests will depend on the trading price per share of Common Stock at the time of such exchange.

(9)	Mr. Farah has been nominated by the Board for election at the Annual Meeting.
(10)
For Mr. Moak, includes: (i) 151,648 shares of Common Stock held directly; and (ii) 28,783 shares of Common Stock issuable upon the vesting and settlement of RSUs scheduled to vest within 60 days of the Record Date.

(11)
For Mr. Summe, includes: (i) 198,707 shares of Common Stock held directly; and (ii) 37,007 shares of Common Stock issuable upon the vesting and settlement of RSUs scheduled to vest within 60 days of the Record Date.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 59

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, or “householding.” We do not “household” for any of our stockholders of record. However, Brokers with account holders who are Wheels Up stockholders may deliver a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your Broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you wish to opt-in to “householding” or no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (i) notify or contact your Broker or (ii) direct your written request addressed to the Secretary of the Company at our headquarters located at 2135 American Way, Chamblee, Georgia 30341 or contact the Company by calling (212) 257-5252. We will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our 2025 Form 10-K, this Proxy Statement, the related proxy card or Notice of Internet Availability of Proxy Materials for the Annual Meeting to a stockholder at a shared address to which a single copy of the documents was delivered.
Submission of Stockholder Proposals and Director Nominations
To be considered for inclusion in the proxy materials for the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”), a stockholder proposal other than a director nomination must be submitted in writing to the Company no later than December 25, 2026. If the date of the 2027 Annual Meeting is more than 30 days from June 9, 2027, the deadline will be a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting.
Pursuant to our By-Laws, in order for a stockholder to present a proposal for the 2027 Annual Meeting (other than proposals to be included in proxy materials as described above), or to nominate a director nominee for election at the 2027 Annual Meeting, a notice containing the required information regarding such proposal or director nominees must be submitted in writing to the Company between February 9, 2027 and March 11, 2027. If the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 9, 2027, a stockholder must give notice not later than the 90th day prior to next year’s annual meeting date or, if later, the 10th day following the day on which public disclosure of next year’s annual meeting date is first made. In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 10, 2027.
Sections 2.7 and 3.4 of our By-Laws contain additional procedural and substantive requirements for advance notice of stockholder proposals and director nominations, respectively. Any notice of director nominations submitted to the Company must include the information required by Rule 14a-19(b) under the Exchange Act. Any proposal or notice required to be submitted in writing as described above should be sent to the Secretary of the Company at our headquarters located at 2135 American Way, Chamblee, Georgia 30341.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by our stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder. In connection with the Annual Meeting, the Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.

60 Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders

ADDITIONAL INFORMATION (continued)
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC on March 10, 2026. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Wheels Up, we will mail without charge a copy of our 2025 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the 2025 Form 10-K. Exhibits to the 2025 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company at our headquarters located at 2135 American Way, Chamblee, Georgia 30341.

By Order of the Board of Directors

George Mattson
Chief Executive Officer & Director
April 24, 2026

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders 61

APPENDIX A

PROPOSED TEXT OF
AMENDMENT NO. 3 TO
WHEELS UP EXPERIENCE INC.
2021 LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED APRIL 1, 2023
This Amendment No. 3 (this “Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (as amended by Amendment No. 1 thereto, effective as of June 6, 2024, and as further amended by Amendment No. 2 thereto, effective as of June 10, 2025, collectively, the “Plan”), is adopted by the Board of Directors of Wheels Up Experience Inc. (the “Company”) on March 31, 2026, to be effective upon approval (the “Amendment Effective Time”) of this Amendment by the Company’s stockholders at a duly called and noticed meeting of the Company’s stockholders or by written consent of the Company’s stockholders, in each case in accordance with the Company’s Amended and Restated Certificate of Incorporation, dated November 15, 2023, Amended and Restated By-Laws, effective as of November 15, 2023, and the General Corporation Law of the State of Delaware. Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the Plan.
Effective as of the Amendment Effective Time, the Plan shall be amended as follows:
1.	Paragraph A of Article III of the Plan is hereby deleted in its entirety and replaced with the following:
A.
The aggregate number of Shares as to which Awards may be granted from time to time shall be 135,149,682 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XIX hereof). The aggregate number of Shares as to which Incentive Options may be granted from time to time shall not exceed 135,149,682 (subject to adjustment for stock splits, stock dividends and other adjustments described in Article XIX hereof).

2.
For the avoidance of doubt and without limiting the generality of Paragraph A of Article III of the Plan (as amended by this Amendment), if the Company gives effect to any adjustment described in Article XIX hereof between March 31, 2026 and the date on which Amendment No. 3 to the Plan is approved by the Company’s stockholders, the aggregate number of Shares listed in Paragraph A of Article III of the Plan (as amended by this Amendment) shall be automatically adjusted as set forth in Article XIX hereof.

3.	Article XXI of the Plan is hereby deleted in its entirety and replaced with the following:
XXI.	TERMINATION OF THE PLAN
The Plan shall terminate ten (10) years from March 31, 2026. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, and (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.
4.	This Amendment shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Wheels Up Experience Inc. Proxy Statement & Notice of 2026 Annual Meeting of Stockholders A-1

WHEELS UP

WHEELS UP EXPERIENCE INC.
2135 AMERICAN WAY
CHAMBLEE, GA 30341

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time on Monday, June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time on Monday, June 8, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96561-P49169 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHEELS UP EXPERIENCE INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II directors to serve a term ending at Wheels Up Experience Inc.'s (the "Company") 2029 annual meeting of stockholders.

Nominees:

01) Andrew Davis
02) Roger Farah
03) George Mattson
04) Gregory Summe

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

V96562-P49169

WHEELS UP EXPERIENCE INC.
Annual Meeting of Stockholders
Tuesday, June 9, 2026 at 8:15 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) George Mattson and Matthew Knopf, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Wheels Up Experience Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, June 9, 2026 at 8:15 a.m., Eastern Time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side